As filed with the Securities and Exchange Commission on January 8, 2016                                Registration No. 333-195462

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————————————
POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
——————————————
Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)
5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)
——————————————
Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer                                                                      [   ]                                        Accelerated filer                                                                         [   ]
Non-accelerated filer                                                      [X]                                        Smaller reporting company   [   ]
(Do not check if a smaller reporting company)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, the prospectus filed herewith is combined with the prospectus from the Prior Registration Statement (File No. 333-185864).

PART I - PROSPECTUS

ALLIANZ INDEX ADVANTAGE® VARIABLE ANNUITY CONTRACT
Issued by Allianz Life® Variable Account B and Allianz Life Insurance Company of North America (Allianz Life®, we, us, our)
Prospectus Dated: April 25, 2016
The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.
This prospectus describes an individual flexible purchase payment variable and index-linked deferred annuity contract (Contract). The Contract offers both variable investment options (Variable Options) and index-linked investment options (Index Options). (The Variable Options and the Index Options together are referred to as Allocation Options.) You can allocate your money (Purchase Payments) to any or all of the Variable Options or Index Options. The Contract also offers various standard annuity features, including multiple fixed annuitization options (Annuity Options), a free withdrawal privilege, and a guaranteed death benefit (Traditional Death Benefit). The Contract has a six-year withdrawal charge period.
If you allocate Purchase Payments to the Variable Options, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options' performance. The Variable Options do not provide any protection against loss of principal. You can lose money you allocate to the Variable Options.
Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
If you allocate Purchase Payments to the Index Options, you receive annual returns (Credits) based on the performance of one or more third-party broad based securities indices (Index or Indices). Unlike the Variable Options, the Index Options do not involve an indirect investment by you in any underlying fund and do not participate directly in the equity market. Instead, Credits are an obligation of Allianz Life, and are subject to the claims paying ability of Allianz Life. These Credits are calculated by us based on annual changes in the Index's value.
We currently offer three Index Credit calculation methods (Crediting Methods). These are the Index Protection Strategy, Index Performance Strategy and Index Guard Strategy. All Crediting Methods provide a combination of a Credit that is calculated by reference to Index performance, a level of protection against negative Index performance, and a limit or Cap on participation in positive Index performance. All of these Crediting Methods are described in more detail in section 7, Index Options.
Crediting Methods		Indices Currently Available
Index Protection Strategy	with….	S&P 500® Index
Index Performance Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®
Index Guard Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®

NOTE:
●	The Index Protection Strategy is not currently available to Contracts issued in Delaware or Washington, or to Contracts issued on or after April 25, 2016 in Missouri. If your Contract is issued in Delaware or Washington, or is issued on or after April 25, 2016 in Missouri, only the Index Performance Strategy and Index Guard Strategy are available to you.
●	The Index Guard Strategy and EURO STOXX 50® were not available for selection before August 24, 2015, and are not currently available to inforce Contracts issued before August 24, 2015, or to inforce Contracts issued in Missouri before April 25, 2016. If your Contract was issued before August 24, 2015, or was issued before April 25, 2016 in Missouri, only the Index Protection Strategy and Index Performance Strategy are available to you.

The Index Protection Strategy provides a Declared Protection Strategy Credit (DPSC) if the change in Index value from one year to the next is greater than or equal to zero. If the change in value is negative you do not receive the DPSC, but you also do not receive a negative Credit. Amounts withdrawn from the Index Protection Strategy Index Option during the year do not receive the DPSC. We can change the amount of the DPSC at the beginning of each year. The Index Performance Strategy and Index Guard Strategy provide a different form of Credit calculation. You receive a positive Performance Credit based on positive Index Return (annual changes in Index value) subject to an upper limit called the Cap. If the Index Return is negative, you will receive a negative Performance Credit under the Index Performance Strategy if the loss is greater than a specified percentage called the Buffer. Under the Index Guard Strategy you receive a negative Performance Credit if the Index Return is negative; but your negative Credit will never be less than a specified percentage called the Floor. A negative Performance Credit means that you can lose money.
                                                                                                                            Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We can change the Caps at the beginning of each Index Year, but we establish the Buffers and Floors at the beginning of the first Contract Year and we cannot change them. The Caps, Buffers and Floors can be different depending on the Index Options you select. The values allocated to the Index Performance Strategy and Index Guard Strategy Index Options may fluctuate between Index Anniversaries. We base interim values on a calculation called the Daily Adjustment, which reflects changes in Index Option Value resulting from Index performance. An Index Anniversary is a twelve-month anniversary of the Index start date (Index Effective Date) and is the date we apply Performance Credits. You can lose money that you allocate to the Index Performance Strategy if Index losses are greater than the Buffer, or the Index Guard Strategy for Index losses down to the Floor. This loss could be significant. If money is withdrawn or removed from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal due to the application of the Daily Adjustment.
The values allocated to all of the Index Options may also fluctuate based on the Alternate Minimum Value. The Alternate Minimum Value is the guaranteed minimum on each Index Option Value if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.
The three Crediting Methods have different risk and return potentials. The Index Protection Strategy has the lowest risk in return for the lowest potential return. Potential returns and risks are higher for the Index Performance Strategy and Index Guard Strategy.
Positive returns for the Index Performance Strategy and Index Guard Strategy are limited by the Caps. Negative returns are limited for the Index Performance Strategy by the Buffer, and for the Index Guard Strategy by the Floor. The Index Performance Strategy Buffer has a level of protection from negative returns, but has the potential for a larger loss in any year that has a significant market decline. The Index Guard Strategy permits negative Credits down to the Floor, and provides less risk of significant negative returns than the Index Performance Strategy Buffer.
All guarantees under the Contract are the obligations of Allianz Life and are subject to the claims paying ability of Allianz Life.
The Contract involves certain risks, as described in section 1, Risk Factors on page 19 of this prospectus.
Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Allianz Life that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge, or on the EDGAR database on the SEC's website (www.sec.gov). A Statement of Additional Information (SAI) dated the same date as this prospectus includes additional information about the annuity offered by this prospectus. The SAI is incorporated by reference into this prospectus. The SAI is filed with the SEC on Form N-4 and is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI's table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus, SAI and other Contract information are also available on the EDGAR database.
The SEC has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal. Variable and index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract's features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

TABLE OF CONTENTS
Glossary		4
Summary		8
	Who Should Consider Purchasing the Contract?	9
	What Are the Contract's Charges?	9
	What Are the Contract's Benefits?	10
	What Are the Index-Linked Crediting Methods and How Do They Work?	10
	How Can I Allocate My Purchase Payments?	12
	What Are the Different Values Within the Contract?	12
	How Do We Apply Credits to the Index Options?	14
	How Do the Caps, Buffers and Floors Affect My Contract's Potential Growth?	14
	Can My Contract Lose Value Because of Negative Changes in an Index's Value?	14
	Can I Transfer Index Option Value Between the Allocation Options?	14
	How Can I Take Money Out of My Contract?	14
	What Are My Annuity Options?	15
	Does the Contract Provide a Death Benefit?	15
	What If I Need Customer Service?	15
Fee Tables		16
	Owner Transaction Expenses	16
	Owner Periodic Expenses	16
	Annual Operating Expenses of the Variable Options	17
	Examples	18
	Condensed Financial Information	19
1.	Risk Factors	19
	Liquidity Risk	19
	Risk of Investing in Securities	20
	Risk of Negative Returns	20
	Calculation of Credits	21
	Substitution of an Index	21
	Changes to Caps, Declared Protection Strategy Credit (DPSC), and Notice of Buffers and Floors	22
	Investment in Derivative Securities	23
	Variable Option Risk	23
	Our Financial Strength and Claims-Paying Ability	23
	Regulatory Protections	23
2.	The Variable Annuity Contract	24
	State Specific Contract Restrictions	24
	When The Contract Ends	24
3.	Ownership, Annuitants, Determining Life, Beneficiaries, and Payees	25
	Owner	25
	Joint Owner	25
	Annuitant	25
	Determining Life (Lives)	26
	Beneficiary	26
	Payee	26
	Assignments, Changes of Ownership and Other Transfers of Contract Rights	26
4.	Purchasing the Contract	27
	Purchase Requirements	27
	Applications Sent Electronically	28
	Allocation of Purchase Payments and Transfers Between the Allocation Options	28
	Automatic Investment Plan (AIP)	29
	Free Look/Right to Examine Period	29
5.	Variable Options	30
	Substitution of Variable Options and Limitation on Further Investments	31
	Transfers Between Variable Options	32
	Electronic Transfer and Allocation Instructions	32
	Excessive Trading and Market Timing	32
	Financial Adviser Fees	34
	Voting Privileges	35
6.	Valuing Your Contract	35
	Accumulation Units	35
	Computing Variable Account Value	35
7.	Index Options	36
	Determining Index Option Value for the Index Protection Strategy	37
	Determining Index Option Values for the Index Performance Strategy and Index Guard Strategy	38
	The Alternate Minimum Value	40
	Optional Rebalancing Program	41
8.	Expenses	41
	Product Fee	41
	Contract Maintenance Charge	42
	Withdrawal Charge	42
	Transfer Fee	44
	Premium Tax	44
	Income Tax	44
	Variable Option Expenses	44
9.	Access to Your Money	45
	Free Withdrawal Privilege	46
	Systematic Withdrawal Program	46
	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	46
	Waiver of Withdrawal Charge Benefit	47
	Suspension of Payments or Transfers	47
10.	The Annuity Phase	47
	Calculating Your Annuity Payments	47
	Annuity Payment Options	48
	When Annuity Payments Begin	48
11.	Death Benefit	49
	Death of the Owner and/or Annuitant	50
	Death Benefit Payment Options During the Accumulation Phase	50

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

12.	Taxes	51
	Qualified and Non-Qualified Contracts	51
	Taxation of Annuity Contracts	51
	Tax-Free Section 1035 Exchanges	52
13.	Other Information	52
	The Registered Separate Account	52
	Our General Account	53
	Our Unregistered Separate Account	53
	Distribution	54
	Additional Credits for Certain Groups	55
	Administration/Allianz Service Center	55
	Legal Proceedings	55
	Status Pursuant to Securities Exchange Act of 1934	55
14.	Information on Allianz Life	56
	Directors, Executive Officers and Corporate Governance	56
	Board of Directors	56
	Executive Compensation	60
	Security Ownership of Certain Beneficial Owners and Management	74
	Transactions with Related Persons, Promoters and Certain Control Persons	74
	Risks Associated with the Financial Services Industry	74
15.	Financial Statements	90
16.	Privacy Notice	91
17.	Table of Contents of the Statement of Additional Information (SAI)	92
Appendix A – Buffers and Initial and Renewal DPSCs and Caps		93
	Index Protection Strategy	93
	Index Performance Strategy	93
	Index Guard Strategy	95
Appendix B – Available Indices		96
	Standard & Poor's 500 Index	96
	Russell 2000® Index	97
	Nasdaq-100® Index	97
	EURO STOXX 50®	98
Appendix C – Daily Adjustment		99
Appendix D – Selected Financial Data and Consolidated Financial Statements		100
	Management's Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2015)	100
	Consolidated Financial Statements and Supplemental Schedules	100
For Service or More Information		101
	Our Service Center	101

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. The alternate interest for each Index Year is equal to the Alternate Minimum Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value.
Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Alternate Minimum Base – the Index Option Value at the beginning of an Index Year multiplied by the AMB Factor. We use the Alternate Minimum Base to determine the amount of interest earned on the Alternate Minimum Value.
Alternate Minimum Value – the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.
AMB Factor – the percentage of the Index Option Base that determines the Alternate Minimum Base on the Index Effective Date and each Index Anniversary. The AMB Factor is stated in your Contract and does not change for the entire time you own your Contract. We use the AMB Factor to calculate the Alternate Minimum Value.
AMV Factor – the percentage of the Index Option Base that determines the Alternate Minimum Value on the Index Effective Date and each Index Anniversary. The AMV Factor is stated in your Contract and does not change for the entire time you own your Contract.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – under the Index Performance Strategy, this is the negative Index Return that Allianz Life absorbs before applying a negative Performance Credit. We declare Buffers for each Index Option on the Issue Date. Buffers do not change after the Issue Date.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – under the Index Performance Strategy and Index Guard Strategy, this is the maximum amount of positive Index Return that you can receive as a positive Performance Credit. We declare Caps for each Index Option on the Index Effective Date and each Index Anniversary. The Caps are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. We use the Charge Base to determine the next product fee we deduct.
Contract – the individual flexible purchase payment variable and index-linked deferred annuity contract described by this prospectus.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – on any Business Day, the sum of your Index Option Value(s) and Variable Account Value. The Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge. The Variable Account Value component of the Contract Value fluctuates each Business Day. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Credits, which can be negative with the Index Performance Strategy and Index Guard Strategy. A negative Credit means that you can lose money. The Index Performance Strategy and Index Guard Strategy Index Option Values also reflect the Daily Adjustment on every Business Day other than the Index Anniversary.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Credit – the annual return you may receive when you allocate money to an Index Option. Credits may be positive, zero, or, in some instances, negative if you select the Index Performance Strategy or Index Guard Strategy. A negative Credit means that you can lose money.
Crediting Method – a method we use to calculate annual Credits if you allocate money to an Index Option.
Daily Adjustment – the change in the market value of an Index Option under the Index Performance Strategy and Index Guard Strategy as discussed in section 7, Index Options and Appendix C. Each Index Performance Strategy and Index Guard Strategy Index Option has a Daily Adjustment. We use the Daily Adjustment to calculate the Index Option Values for these Index Options on each Business Day during the Index Year other than the Index Effective Date or Index Anniversary. The Daily Adjustment can affect the values available for withdrawals, annuitizations, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge.
Declared Protection Strategy Credit (DPSC) – the positive Credit we apply under the Index Protection Strategy if the change in Index value from one Index Anniversary to the next is greater than or equal to zero. We set the DPSC on the Index Effective Date and each Index Anniversary. The DPSC is shown on the Index Options Statement.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Floor – under the Index Guard Strategy, this is the lowest potential Performance Credit for an Index Option. We declare Floors for each Index Guard Strategy Index Option on the Issue Date. Floors do not change after the Issue Date.
Good Order – a request is in "Good Order" if it contains all of the information we require to process the request. If we require information to be provided in writing, "Good Order" also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Index (Indices) – one (or more) of the third-party broad based securities indexes available to you under your Contract.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of declaring Caps, determining Index values and Index Returns, and applying Credits.
Index Effective Date – the date shown on the Index Options Statement that starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 4, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.
Index Guard Strategy – one of the Index Crediting Methods available to Contracts issued on or after August 24, 2015, that is described in section 7, Index Options. The Index Guard Strategy was not available for selection before August 24, 2015, and is not currently available to inforce Contracts issued before August 24, 2015, or to Contracts issued in Missouri. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than the Index Performance Strategy.
Index Option – the combination of an Index and a Crediting Method to which you can allocate money.
Index Option Base – an amount we use to calculate Credits, and if you select the Index Performance Strategy or Index Guard Strategy, the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Credits.
Index Option Value – on any Business Day it is equal to the value in an Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy and Index Guard Strategy also includes the Daily Adjustment. If you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit each Index Option Value for each Crediting Method also includes any increase from the Alternate Minimum Value.
Index Options Statement – an account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the Index values, and the Caps and the DPSC that are initially declared on the Index Effective Date. On each Index Anniversary, the statement shows the new Index values, and the Caps and DPSC that are effective for the next year.
Index Performance Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Index Protection Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. Under the Index Protection Strategy you receive the DPSC if the change in Index value from one Index Anniversary to the next is zero or more. You cannot receive a negative Credit under this Crediting Method.
Index Return – a calculation we use to determine the Performance Credits on each Index Anniversary. The Index Return is an Index's current value, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index's value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).
Index Year – any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date shown on the Contract that starts the first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date. We must receive your initial Purchase Payment and all necessary information before we issue the Contract.
Joint Owners – two Owners who own a Contract.
Lock Date – under the Index Performance Strategy and Index Guard Strategy, this is the Business Day we process your request to lock in an Index Option Value (a Performance Lock) before the Index Anniversary.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code.
Owner – "you," "your" and "yours." The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Performance Lock – a feature under the Index Performance Strategy and Index Guard Strategy that allows you to lock in each of your current Index Option Values before the Index Anniversary. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
Performance Credit – the Credit we apply on the Index Anniversary under the Index Performance Strategy and Index Guard Strategy. We base Performance Credits on Index Returns limited by the Cap, Buffer or Floor. Performance Credits can be negative, which means that you can lose money.
Proxy Investment – an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits under the Index Performance Strategy and Index Guard Strategy on an Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment between Index Anniversaries. For more information, see Appendix C.
Proxy Value – the value of the Proxy Investment for an Index Performance Strategy or Index Guard Strategy Index Option used to calculate the Daily Adjustment as discussed in Appendix C.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Traditional Death Benefit – the death benefit provided by the Contract that is equal to the greater of Contract Value (after deduction of the final product fee), or total Purchase Payments adjusted for withdrawals.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day, the sum of the values in your selected Variable Options. The Variable Account Value includes the deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 8, Expenses – Withdrawal Charge.

SUMMARY

The Allianz Index Advantage Variable Annuity is a variable and index-linked annuity product. When you purchase a Contract, you tell us how to allocate your money. You can select any or all of the available Variable Options and Index Options. Your allocations must be in whole percentages and we only allow allocations to the Index Options once each Index Year. An Index Year is a twelve month-period beginning on the Index Effective Date and each subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary. If you allocate money to the Variable Options offered through the Contract, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options performance.
If you allocate money to an Index Option, we calculate an annual return or Credit, on each Index Anniversary. The Credit is based on the change in value of one or more nationally recognized third-party broad based securities Indices. Credits may be positive, zero, or, in some instances, negative, depending on the Index Option you select. Under the Index Performance Strategy and Index Guard Strategy there is a Cap on positive Credits. Under the Index Performance Strategy, there is also a Buffer on negative Credits, but there is no protection for negative Credits for losses greater than the Buffer. Under the Index Guard Strategy there is a Floor on negative Credits, which determines the minimum Performance Credit you can receive. Once we issue your Contract we can change the Caps annually. We establish the Buffers and Floors on the date we issue the Contract (Issue Date) and we cannot change them. For newly issued Contracts, we publish any changes to the Buffers, Floors and Caps at least seven calendar days before they take effect on our website at www.allianzlife.com/indexrates.
You can lose money that you allocate to the Index Performance Strategy if Index losses are greater than the Buffer, or the Index Guard Strategy for Index losses down to the Floor. You cannot lose money that you allocate to the Index Protection Strategy due to Index losses. The Index Performance Strategy and Index Guard Strategy include a risk of potential loss of principal and this loss could be significant. If money is withdrawn or removed from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

During the Index Year, the Index Protection Strategy Index Option Values do not change for Index performance. On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Performance Strategy and Index Guard Strategy Index Option Values change for Index performance through the Daily Adjustment. A Business Day is any day the New York Stock Exchange is open, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer for the Index Performance Strategy, or losses down to the Floor for the Index Guard Strategy. Even if the current Index Return during the Index Year is positive, or losses are within the Buffer for the Index Performance Strategy, the Daily Adjustment may be negative until the Index Anniversary. This means you could receive reduced principal even if the Index Return is positive on that day. Similarly, if the Index Return is less than the Floor for the Index Guard Strategy, the Daily Adjustment may be lower than the Floor until the next Index Anniversary.
The Contract has two phases: the Accumulation Phase and the Annuity Phase. During the Accumulation Phase your Contract Value (the total of your Variable Account Value and all Index Option Values) fluctuates based on the returns of your selected Variable Options and Index Options. During the Accumulation Phase you can add Purchase Payments to your Contract, take withdrawals, and we pay a death benefit if you die.
The Accumulation Phase of your Contract ends and the Annuity Phase starts once you begin Annuity Payments. You can take Annuity Payments based on your Contract Value as discussed in section 10, The Annuity Phase.
Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk.
What Are the Contract's Charges?
The Contract includes a product fee, contract maintenance charge, transfer fee, and contingent withdrawal charge. These fees and charges are discussed in more detail in section 8, Expenses.
We assess a 1.25% annualized product fee. The fee is deducted quarterly during the Accumulation Phase while your Contract Value is positive. We calculate and accrue the fee on a daily basis as a percentage of the Charge Base. The Charge Base is the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. A Quarterly Contract Anniversary is the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Anniversary.
We assess a $50 contract maintenance charge annually, but we waive this charge if your Contract Value is at least $100,000.
We assess a $25 transfer fee for each transfer in excess of 12 between the Variable Options in a Contract Year. A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary (a twelve-month anniversary of the Issue Date).
The withdrawal charge is calculated based upon Purchase Payments. The withdrawal charge period applies separately to each Purchase Payment. The withdrawal charge starts at 8.5% and decreases to zero after we have had a Purchase Payment for six complete years. During the period that the withdrawal charge applies, if you withdraw more than is allowed under the free withdrawal privilege, we may deduct a withdrawal charge. (See section 9, Access to Your Money – Free Withdrawal Privilege.)
Contract charges and pro-rata fees are assessed on any full or partial withdrawal from either the Variable Options or the Index Options as discussed in more detail in section 8, Expenses.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

What Are the Contract's Benefits?
The Contract offers a variety of variable and index-linked Allocation Options, each with different return and risk characteristics. The Contract has a free withdrawal privilege that allows you to withdraw up to 10% of your total Purchase Payments from your Contract each Contract Year during the Accumulation Phase without incurring a withdrawal charge. The Contract includes a waiver of withdrawal charge benefit in most states that allows you to take money out of the Contract without incurring a withdrawal charge if you are confined to a nursing home for a period of time. Keep in mind that if you withdraw money from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we apply the Daily Adjustment when calculating your Index Option Value for the withdrawal, even if the withdrawal is not subject to a withdrawal charge. The Contract has several Annuity Options which can provide guaranteed income for life, or life and term certain. (For more information see section 9, Access to Your Money and section 10, The Annuity Phase.) We also pay a death benefit to your Beneficiary(s) if you die before Annuity Payments begin.
What Are the Index-Linked Crediting Methods and How Do They Work?
The Contract offers three Index Crediting Methods: the Index Protection Strategy, Index Performance Strategy and Index Guard Strategy. However, the Index Protection Strategy is not currently available to Contracts issued in Delaware or Washington, or to Contracts issued on or after April 25, 2016 in Missouri. Also, if your Contract was issued in Missouri before April 25, 2016, or was issued before August 24, 2015, only the Index Protection Strategy and Index Performance Strategy are available to you. All of these Crediting Methods are described in more detail in section 7, Index Options.
The Index Protection Strategy provides a Declared Protection Strategy Credit (DPSC) on each Index Anniversary if the Index's current value is equal to or greater than its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If an Index Anniversary does not occur on a Business Day, we use the next Business Day's Index value.
We set the amount of the DPSC at the beginning of each Index Year (the Index Effective Date and subsequent Index Anniversaries) and we pay this Credit if the change in Index value is zero or more regardless of the amount of the actual change. If the change in Index value is negative you do not receive the DPSC, but you also do not receive a negative Credit. We can change the DPSC annually. For information on the initial DPSCs that we offered to newly issued Contracts, and renewal DPSCs that we offered to previously issued Contracts ("inforce Contracts") on their first Index Anniversary please see Appendix A. This information regarding the initial and renewal DPSCs is for historical purposes only; it is not a representation as to future DPSCs. DPSCs may change frequently, and may vary substantially based on market conditions.
The Index Performance Strategy provides a positive Performance Credit if the Index Return is positive, adjusted by an upper limit called the Cap. The Index Return is an Index's value on the current Index Anniversary, minus its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by the Index's value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). If the Index Return is negative, you will receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. If the Index Return is negative, but the loss is less than or equal to the Buffer, your Performance Credit is zero. We can change the Caps annually, but we establish the Buffers on the Issue Date and we cannot change them. The Caps and Buffers can be different depending on the Indices you select. For information on the Buffers and initial Caps that we offered to newly issued Contracts, and renewal Caps that we offered to inforce Contracts on their first Index Anniversary please see Appendix A. This information regarding the Buffers, and initial and renewal Caps is for historical purposes only; it is not a representation as to future Buffers or Caps. Caps may change frequently, and may vary substantially based on market conditions.
The Index Guard Strategy also provides a positive Performance Credit if the Index Return is positive, limited by the Cap. If the Index Return is zero, your Performance Credit is zero. You will receive a negative Performance Credit if the Index Return is negative, but your negative Credit will never be less than a specified percentage called the Floor. A negative Performance Credit means that you can lose money. We can change the Caps annually, but we establish the Floors on the Issue Date and we cannot change them. The Caps and Floors can be different depending on the Indices you select. Caps may change frequently, and may vary substantially based on market conditions.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

For information on the Index Protection Strategy DPSC, Index Performance Strategy Caps and Buffers, and Index Guard Strategy Caps and Floors we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexrates. For newly issued Contracts, we publish any changes to the DPSC, Caps, Buffers and Floors on our website at least seven calendar days before they take effect. Buffers and Floors may change before we issue your Contract, and the initial DPSC and Caps may change before your Index Effective Date. The minimum DPSC and Caps are 1.5% for the entire time you own your Contract. The minimum Index Performance Strategy Buffer is 5%. The minimum Index Guard Strategy Floor is -25%. Your actual Buffers and Floors are stated in your Contract and cannot change after the Issue Date. We inform you of the initial DPSC and Caps for your Contract in the Index Options Statement, which we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index values on the Index Effective Date and each subsequent Index Anniversary. We use these Index values to determine if you receive the DPSC under the Index Protection Strategy, and to determine the Index Return and Performance Credits under the Index Performance Strategy and Index Guard Strategy.
The DPSC and Caps can be adjusted each year, in our discretion. We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that your current DPSC and Caps are expiring on the upcoming Index Anniversary, and the renewal DPSC and Caps for the next Index Year will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. We also have a link to your Contract information with your renewal DPSC and Caps on our website at www.allianzlife.com/indexrates. Your Index Options Statement that we mail on each Index Anniversary will include the actual renewal DPSC and Caps you received for the current Index Year. The Index Anniversary letter also reminds you of your opportunity to transfer Contract Value from the Variable Options to the Index Options, or rebalance your Index Option Values, on the upcoming anniversary. We must receive your transfer instructions in Good Order at our Service Center by the end of the last Business Day before your Index Anniversary. If we do not receive transfer instructions from you, your Index Option Value will remain allocated to your existing Index Options at the renewal DPSC and Caps.
The three Crediting Methods have different risk and return potentials. The Index Protection Strategy has the lowest risk/return potential, and provides the most protection. You cannot lose money that you allocate to the Index Protection Strategy due to negative Index performance. Potential returns and risks are higher for the Index Performance Strategy and Index Guard Strategy.
Positive returns for the Index Performance Strategy and Index Guard Strategy are limited by the Caps. Negative returns are limited for the Index Performance Strategy by the Buffer, and for the Index Guard Strategy by the Floor. The Index Performance Strategy Buffer has a level of protection from negative returns, but has the potential for a larger loss in any year that has a significant market decline. The Index Guard Strategy permits negative Credits down to the Floor, and provides less risk of significant negative returns than the Index Performance Strategy Buffer. The Index Guard Strategy is sensitive to smaller negative market movements that persist over time, but provides more certainty regarding the maximum loss in any one year than the Index Performance Strategy. The Index Performance Strategy has protection for smaller negative market movements, but it also has the potential for the largest loss in any one year.
NOTE:
•	The DPSC and Caps may be different for newly issued Contracts and for inforce Contracts, even if the Contracts have Index Effective Dates with the same month and day. The initial DPSC and Caps for newly issued Contracts may be higher or lower than the renewal DPSC and Caps for inforce Contracts. However, all inforce Contracts with Index Effective Dates in the same date range will receive the same renewal DPSC and Caps.

For example, if on January 1, 2015 we declared initial and renewal Caps for the Index Performance Strategy Index Option using the S&P 500® Index for Contracts with Index Effective Dates of January 7 through February 3, these Caps might hypothetically be as follows: 13% for newly issued Contracts, 14% for inforce Contracts issued in 2014, and 12% for inforce Contracts issued in 2013.

•	If your Contract is still within its Free Look/Right to Examine period you may be able to take advantage of any increase in initial DPSC or Caps for newly issued Contracts by cancelling your existing Contract and purchasing a new Contract.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The DPSCs and Caps will vary depending upon a variety of factors, including our hedging strategies and investment performance, your Index Effective Date, and the level of interest rates and volatility on your Index Effective Date and on Index Anniversaries. The DPSCs and Caps may be different for new Contracts and for inforce Contracts that have reached an Index Anniversary and are receiving a current renewal rate, and may also be different for Contracts with the same Index Anniversaries that were issued in different years. Caps can also be different for the Index Performance Strategy and the Index Guard Strategy.
While initial and renewal DPSCs and Caps may be affected by a variety of factors including, for example, a change in the current level of interest rates, the effect of a change in interest rates or other market conditions on the DPSC and Caps may not be direct or immediate. There may be a lag in changes to DPSCs and Caps. In a rising interest rate environment, increases in Caps, if any, may be substantially slower than increases in interest rates.
(For more information see section 7, Index Options.)
We cannot eliminate or modify the three Crediting Methods; however, we can adjust the amount of the DPSC and the Caps each Index Year. We can replace an Index as described in section 1, Risk Factors – Substitution of an Index. We can add new Crediting Methods to your Contract in the future, and you can select these Crediting Methods if they are made available to you. The Index Protection Strategy is not currently available to Contracts issued in Delaware or Washington, or to Contracts issued on or after April 25, 2016 in Missouri. The Index Guard Strategy and EURO STOXX 50® are not currently available to Contracts issued in Missouri before April 25, 2016, or to Contracts issued before August 24, 2015.
The Contract includes an Alternate Minimum Value that provides a guaranteed minimum on each of your Index Option Values if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.
How Can I Allocate My Purchase Payments?
You can allocate your Purchase Payments to any or all of the available Allocation Options in whole percentages. We only allow allocations to the Index Options on the Index Effective Date and on subsequent Index Anniversaries. The Index Effective Date starts the first Index Year and is shown on the Index Options Statement. An Index Anniversary is a twelve-month anniversary of the Index Effective Date, or any subsequent Index Anniversary. An Index Year is any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary.
NOTE: If you allocate an additional Purchase Payment to the Index Options, we place that allocation in the AZL Government Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Government Money Market Fund to the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

What Are the Different Values Within the Contract?
The Contract provides the following values.
•	The Contract Value is the sum of your Variable Account Value and total Index Option Values. Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge that we assess on a full withdrawal or when you request Annuity Payments.
•	The Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge. Your Variable Account Value changes daily based on the performance of your selected Variable Options.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

•	The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Performance Strategy and Index Guard Strategy Index Option by applying a Daily Adjustment to the Index Option Base (which is the amount you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits). We calculate the Daily Adjustment before we process any partial withdrawal or deduct any Contract expenses, and the adjustment can be positive or negative. Any amounts removed from an Index Performance Strategy or Index Guard Strategy Index Option during the Index Year do not receive a Performance Credit on the next Index Anniversary, but the amount remaining does receive a Performance Credit subject to the Cap and Buffer, or Cap and Floor. If you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit each Index Option Value for each Crediting Method also includes any increase from the Alternate Minimum Value, if higher. If we are determining the Alternate Minimum Value for an Index Performance Strategy or Index Guard Strategy Index Option Value on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. If we are paying a partial withdrawal, we compare the percentage of Index Option Value with an equivalent percentage of its Alternate Minimum Value. We expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
During the Index Year the Index Protection Strategy Index Option Values do not change for Index performance. On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Performance Strategy and Index Guard Strategy Index Option Values change for Index performance through the Daily Adjustment. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer for the Index Performance Strategy, or losses down to the Floor for the Index Guard Strategy. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index value subject to the Cap and losses in Index value either greater than the Buffer, or losses down to the Floor. The Daily Adjustment does this by tracking the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary using the formulas in Appendix C. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer, or Cap and Floor). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The actual value of the relevant Index is not used in the Daily Adjustment calculation. The Daily Adjustment does not give you the actual Index return on the day of the calculation.
When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year; when it is negative, your Index Option Value has decreased (excluding the effect of any partial withdrawal or the deduction of Contract expenses). For the Index Performance Strategy, the Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. For the Index Guard Strategy, the Daily Adjustment is generally negatively affected by decreases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary.
For more information see section 6, Valuing Your Contract, section 7, Index Options, and Appendix C. The specific details of the Daily Adjustment formula are described in Appendix C and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

How Do We Apply Credits to the Index Options?
We calculate and apply Credits on the Index Anniversary based on either the change in the Index's value (Index Protection Strategy), or the Index Returns (Index Performance Strategy and Index Guard Strategy). Positive Credits are not guaranteed, and Credits can be zero under all the available Crediting Methods. Credits can be negative after application of the Buffer under the Index Performance Strategy, or negative down to the Floor under the Index Guard Strategy.
Under the Index Performance Strategy and Index Guard Strategy you can lock in the current Index Option Value on any Business Day during the Index Year by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy and Index Guard Strategy Index Options. A Performance Lock applies to the total Index Option Value (including any Daily Adjustment) in an Index Option, and not just a portion of that Index Option Value. After the Business Day we process your request to lock in an Index Option Value (Lock Date), Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:
•	Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses receive the Daily Adjustment, but do not receive a Credit on the next Index Anniversary. However, the remaining amount is eligible for a Credit, subject to the Cap and Buffer for the Index Performance Strategy Index Options, or the Cap and Floor for the Index Guard Strategy Index Options. Contract expenses include the product fee, the contract maintenance charge and any applicable withdrawal charge.

•	If you take a partial withdrawal from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare the percentage of Index Option Value withdrawn to an equivalent percentage of its Alternate Minimum Value and pay you the greater of these two amounts.

How Do the Caps, Buffers and Floors Affect My Contract's Potential Growth?
The Index Performance Strategy involves both a Cap and a Buffer. The Index Guard Strategy involves both a Cap and a Floor. The Cap limits your ability to receive positive index-linked returns, and the Buffer and Floor limit the impact of negative returns. We set the Buffers and Floors on the Issue Date and the initial Caps on the Index Effective Date. We declare new Caps on each Index Anniversary. The Caps do not change during the Index Year. Caps cannot be less than 1.5% for the entire time you own your Contract. The Buffers and Floors do not change after the Issue Date. The Index Performance Strategy Buffers cannot be less than 5%. The Index Guard Strategy Floor cannot be less than -25%. For newly issued Contracts, we publish any changes to the Buffers, Floors and Caps on our website at www.allianzlife.com/indexrates at least seven calendar days before they take effect.
Can My Contract Lose Value Because of Negative Changes in an Index's Value?
If you select the Index Protection Strategy, your Contract cannot lose value due to negative Index Returns. However, if you select the Index Performance Strategy or Index Guard Strategy, your Contract can lose value due to negative Index Returns. These losses could be significant.
Can I Transfer Index Option Value Between the Allocation Options?
On each Index Anniversary you can transfer Variable Account Value to the available Index Options and you can reallocate your Index Option Values. On every sixth Index Anniversary you can transfer Index Option Value to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.
How Can I Take Money Out of My Contract?
You can take money out of your Contract by taking withdrawals, required minimum distributions or Annuity Payments. You can withdraw money from either the Variable Options or the Index Options. Amounts withdrawn from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary do not receive a Performance Credit, but they do receive the Daily Adjustment on the day of the withdrawal. Amounts withdrawn from an Index Protection Strategy Index Option will not receive a DPSC.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

A withdrawal before an Index Anniversary from an Index Performance Strategy or Index Guard Strategy Index Option may not receive the full benefit of the Cap, Buffer or Floor. This occurs because the Daily Adjustment calculation takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. As a result, even if the Index Return is above the Cap, the Daily Adjustment may be less than the Cap, because there is a possibility that the Index Return could decrease before the end of the Index Year. Similarly, even though a negative Index Return may be within the amount of the Buffer for the Index Performance Strategy, the Owner (person(s) designated at Contract issue who may exercise all rights granted by the Contract – "you," "your," and "yours") still may receive a negative Daily Adjustment (i.e., lose money) because there is a possibility that the Index Return could decrease before the end of the Index Year. Also, a negative Index Return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the Floor until the Index Anniversary.
If you withdraw more than is allowed by the free withdrawal privilege we may assess a withdrawal charge. Under the waiver of withdrawal charge benefit in most states you can take a one-time withdrawal from your Contract after the first Contract Anniversary without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. If you take required minimum distributions from a Contract that qualifies for special tax treatment under sections of the Internal Revenue Code (Qualified Contract) to pay required minimum distribution amounts owing with regard to the Contract, these distributions are not subject to a withdrawal charge. However, required minimum distributions reduce the amount available under the free withdrawal privilege.
When we process a withdrawal from an Index Performance Strategy or Index Guard Strategy Index Option on a day other than an Index Anniversary we determine the proper amount to deduct by calculating the Index Option Value using the Daily Adjustment. For more information see section 9, Access to Your Money.
What Are My Annuity Options?
The Contract includes several Annuity Options that can provide fixed life, or fixed life and term certain Annuity Payments. The designated individual(s) upon whose life we base Annuity Payments are the Annuitant(s). For more information see section 10, The Annuity Phase.
Does the Contract Provide a Death Benefit?
The Contract provides a guaranteed Traditional Death Benefit based on the greater of Contract Value or total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit is a first-to-die death benefit based on the life of the person(s) designated at Contract issue (Determining Life). The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual. We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust. If you change Owners or the Annuitant after the Issue Date, upon death of the Owner, the person(s) designated to receive the death benefit (Beneficiary(s)) may only receive the Contract Value. For more information see section 3, Ownership, Annuitants, Determining Life, Beneficiaries, and Payees and section 11, Death Benefit.
What If I Need Customer Service?
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. You can also contact us by mail at Allianz Life Insurance Company of North America, P.O. Box 561, Minneapolis, MN 55440-0561.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 8, Expenses.
OWNER TRANSACTION EXPENSES
Withdrawal Charge During Your Contract's Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount(3)
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Transfer Fee(4)…………………………………....... ……………………………	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(5)…………………………………... ………………………………	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES
Contract Maintenance Charge(6)………………………………………………..	$50
(per Contract per year)
(1)	The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 9, Access to Your Money – Free Withdrawal Privilege.
(2)	The Withdrawal Charge Basis is the amount subject to a withdrawal charge, as discussed in section 8, Expenses – Withdrawal Charge.
(3)	In Florida, the total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn. In Iowa and Pennsylvania the withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for the time periods referenced. In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.
(4)	We count all transfers made in the same Business Day as one transfer, as discussed in section 8, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the market timing policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.
(5)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 8, Expenses – Premium Tax.
(6)	Waived if the Contract Value is at least $100,000, as discussed in section 8, Expenses – Contract Maintenance Charge.
CONTRACT ANNUAL EXPENSES
Product Fee(7)………………………………….......	1.25%
(as a percentage of the Charge Base)
(7)	We do not assess the product fee during the Annuity Phase. See section 8, Expenses – Product Fee.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS
Following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the period ended December 31, 2015, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option's average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.
[TO BE UPDATED UPON AMENDMENT]
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b‑1 fees, and other expenses) before fee waivers and expense reimbursements	[ ]%	[ ]%

The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option's average daily net assets for the most recent calendar year. Expenses may vary in current and future years. The investment advisers for the Variable Options provided the fee and expense information and we did not independently verify it. See the Variable Options' prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.
[TO BE UPDATED UPON AMENDMENT]
Variable Option	Management fees	Rule 12b‑1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund	[ ]	[ ]	[ ]	[ ]	[ ]
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(1)	[ ]	[ ]	[ ]	[ ]	[ ]
AZL MVP Growth Index Strategy Fund(1)	[ ]	[ ]	[ ]	[ ]	[ ]
(1)	The underlying funds may pay 12b‑1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b‑1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b‑1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

EXAMPLES
These examples are intended to help you compare the cost of investing in this Contract's Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is not a Business Day), and we deduct it from each Annuity Payment during the Annuity Phase. We may waive this charge under certain circumstances, as described in section 8, Expenses – Contract Maintenance Charge. We deduct the annual product fee (maximum charge of 1.25%) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 8, Expenses – Product Fee. A transfer fee may apply, but is not reflected in these examples (see section 8, Expenses – Transfer Fee).
[TO BE UPDATED UPON AMENDMENT]
1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
[ ]% (the maximum Variable Option operating expense)	$[ ]	$[ ]	$[ ]	$[ ]
[ ]% (the minimum Variable Option operating expense)	$[ ]	$[ ]	$[ ]	$[ ]
2)	If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date Annuity Payments begin) is one year after the Issue Date (the date we issue the Contract).
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
[ ]% (the maximum Variable Option operating expense)	-	$[ ]	$[ ]	$[ ]
[ ]% (the minimum Variable Option operating expense)	-	$[ ]	$[ ]	$[ ]

3)	If you do not surrender your Contract.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
[ ]% (the maximum Variable Option operating expense)	$[ ]	$[ ]	$[ ]	$[ ]
[ ]% (the minimum Variable Option operating expense)	$[ ]	$[ ]	$[ ]	$[ ]

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

CONDENSED FINANCIAL INFORMATION
The consolidated financial statements of Allianz Life Insurance Company of North America are included in Appendix D of this prospectus, and the financial statements of Allianz Life Variable Account B are included in Part C of the Form N-4 Registration Statement.
Accumulation unit value (AUV) information for the Contract offered by this prospectus, as of the end of December 31, 2015, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included in Part C of the Form N-4 Registration Statement.
(Number of Accumulation Units in thousands)
[TO BE UPDATED UPON AMENDMENT]
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Government Money Market Fund
12/31/2013	NA	12.754	346
12/31/2014	12.754	12.755	1560
12/31/2015	12.755	[ ]	[ ]
AZL MVP Balanced Index Strategy Fund
12/31/2013	NA	12.212	10
12/31/2014	12.212	12.956	237
12/31/2015	12.956	[ ]	[ ]
AZL MVP Growth Index Strategy Fund
12/31/2013	NA	13.412	7
12/31/2014	13.412	14.280	240
12/31/2015	14.280	[ ]	[ ]

1.	RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
LIQUIDITY RISK
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment. If you need to take money from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is specifically not subject to this charge (for example, the amount allowed under the free withdrawal privilege). We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
Deduction of the withdrawal charge, product fee, and contract maintenance charge may result in loss of principal and Credits. We only apply Credits once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Performance Strategy and Index Guard Strategy Index Option Values based on the Daily Adjustment, which may result in you not receiving the full benefit of the Index Returns, Caps and Buffers or Floors if, before the Index Anniversary, you take a withdrawal or annuitize the Contract, or if we pay a death benefit. We do not do an interim calculation for the Index Protection Strategy Index Option Value. While the free withdrawal privilege and required minimum distributions provide liquidity, they permit limited withdrawals and are designed to be used over a number of years. If you need to withdraw most or all of your Contract Value in a short period, this will exceed the charge-free amounts available to you and result in a withdrawal charge. Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

In addition, upon a full withdrawal we assess a withdrawal charge against Purchase Payments that were previously withdrawn as a penalty-free withdrawal if those Purchase Payments are still within their withdrawal charge period. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and; payments under our minimum distribution program. This means that upon a full withdrawal, we may assess a withdrawal charge on more than the amount you are withdrawing. In addition, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.
You can transfer Contract Value from an Index Option to a Variable Option only on every sixth Index Anniversary. At other times, you can only withdraw money from an Index Option by taking partial withdrawals or surrendering the Contract. This may limit your ability to react to changes in market conditions. Amounts withdrawn from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary may not receive the full benefit of the Buffer or Floor. You should consider whether investing in an Index Option is consistent with your financial needs.
RISK OF INVESTING IN SECURITIES
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
RISK OF NEGATIVE RETURNS
If you allocate money to the Variable Options, returns will fluctuate and may be negative. You can lose money.
If you allocate money to the Index Performance Strategy or Index Guard Strategy, Index fluctuations may cause Performance Credits to be either negative after application of the Buffer, or negative down to the amount of the Floor. You can incur a loss, which could be significant. If money is withdrawn or removed from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.
If you select the Index Performance Strategy or Index Guard Strategy we calculate each of your Index Performance Strategy and Index Guard Strategy Index Option Values on each Business Day during the Index Year by applying the Daily Adjustment. The Daily Adjustment affects the calculation of Index Performance Strategy and Index Guard Strategy Index Option Values we use to calculate Contract Value between Index Anniversaries, and it affects the Contract Value available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in a loss even if Index performance has been positive since the beginning of the Index Year. The Contract Value as adjusted by the Daily Adjustment may also be less than you would have received as a Performance Credit on the next Index Anniversary. The Daily Adjustment is generally negatively affected by increases in the expected volatility of Index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is positive, or losses are within the Buffer for the Index Performance Strategy, the Daily Adjustment may be negative until the Index Anniversary. This means you could receive reduced principal even if the Index Return is positive on that day. Similarly, if the Index Return is less than the Floor for the Index Guard Strategy, the Daily Adjustment may be lower than the Floor until the next Index Anniversary.
The Alternate Minimum Value may, in limited instances, mitigate negative return risk associated with the Index Performance Strategy and Index Guard Strategy Index Options.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

CALCULATION OF CREDITS
We calculate Credits each Index Year on the Index Anniversary. If you allocate money to the Index Protection Strategy, positive returns are limited to the amount of the DPSC. You are not subject, however, to potential negative Credits. The Caps on the Index Performance Strategy and Index Guard Strategy limit upward performance and could cause your returns to be lower than they would otherwise have been if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or if you allocated to the Variable Options.
The Index Options do not directly participate in the returns of the Indices' underlying securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the underlying securities. Over the past ten years the actual Index returns without dividends and the returns if dividends for the underlying securities had been included would have been as follows:
[TO BE UPDATED UPON AMENDMENT]
January 1, 2006 through December 31, 2015
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®
Returns without dividends	[ ]%	[ ]%	[ ]%	[ ]%
Returns with dividends	[ ]%	[ ]%	[ ]%	[ ]%
DPSCs and Caps may be adjusted annually on the Index Anniversary and may vary significantly from year to year. Changes to Caps may significantly affect the amount of Performance Credit you receive. (For more information, see the "Changes to Caps, Declared Protection Strategy Credit (DPSC), and Notice of Buffers and Floors" discussion later in this section.
The Crediting Methods only capture Index values on one day each year, so you will bear the risk that the Index value might be abnormally low on these days.
SUBSTITUTION OF AN INDEX
There is no guarantee that the Indices will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•	we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative securities to hedge the Index, or we are not licensed to use the Index, or
•	the method of calculation of the Index values changes substantially, resulting in significantly different values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.
If we add or substitute an Index, unless the Index has been discontinued, we first seek regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during an Index Year. If we substitute an Index, this does not cause a change in the Buffers, Floors, current Charge Base, current DPSC, or current Caps. Changes, if any, occur at the next regularly scheduled Index Anniversary. Depending on the constitution of the substituted Index, the volatility of its investments, and our ability to hedge the Index's performance, we may determine for the next Index Year, in our discretion, that a higher or lower Cap or DPSC may be appropriate. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. Under the Index Performance Strategy or Index Guard Strategy, this may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

CHANGES TO CAPS, DECLARED PROTECTION STRATEGY CREDIT (DPSC), AND NOTICE OF BUFFERS AND FLOORS
We determine the Index Performance Strategy Buffers and Index Guard Strategy Floors on the Issue Date. We determine the initial DPSC for the Index Protection Strategy and initial Caps for the Index Performance Strategy and Index Guard Strategy on the Index Effective Date. We publish the Buffers, Floors, DPSC and Caps for newly issued Contracts on our website at www.allianzlife.com/indexrates at least seven calendar days before they take effect.
We can change the renewal DPSCs and Caps as frequently as annually and they are effective on Index Anniversaries. The renewal DPSCs and Caps may be adjusted up or down, or they may stay the same. The Buffers and Floors you receive are stated in your Contract and do not change after the Issue Date. Renewal DPSCs and Caps are available for your review in your account on our website at least seven calendar days before each Index Anniversary. We send you a letter at least 30 days in advance of each Index Anniversary notifying you of your upcoming anniversary. When the renewal DPSCs and Caps are set on the Index Anniversary you have the option of staying in your current Index Option or moving to another permitted Allocation Option, subject to the limitations on transferring from an Index Option to a Variable Option.
If you do not review information regarding renewal DPSCs and Caps when they are published, or take no action to move to another permitted Allocation Option, you stay in your current Index Options and automatically become subject to any new DPSC and Caps. You will be subject to the new DPSC and Caps until the next Index Anniversary.
You risk the possibility that the renewal DPSC and Caps you receive may be less than you would find acceptable. If you do not find the renewal DPSC and Caps acceptable, you must give us notice no later than the Index Anniversary (or the next Business Day if the anniversary is not a Business Day) and request to move your money on the Index Anniversary or you will be subject to these renewal DPSC and Caps for the next Index Year. Other than on a sixth Index Anniversary when you can move money from the Index Options to the Variable Options, when your DPSC and Caps change the only option available to you is to move your money between Index Options. We will inform you of the renewal DPSC and Caps applicable to your Contract in your annual Index Options Statement.
Caps and the DPSC may vary significantly from year to year. There are a variety of factors that may affect Caps and the DPSC including market volatility, the price and availability of hedging instruments, the level of interest rates, utilization of Contract benefits by Owners, and our profitability goals.
We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indices. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs and Caps to reflect these cost changes. The primary factor affecting the differences in the initial DPSC and Caps for new business and renewal DPSCs and Caps for inforce Contracts is the difference in what we can earn from these investments for new business versus what we are earning on the investments that were made, and are being held to maturity, for inforce Contracts. In some instances we may need to reduce the DPSC and Caps for new business and inforce Contracts, or we may need to replace an Index on the Contract. You bear the risk that we may reduce the DPSC and/or Caps, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers and Floors we declare on the Issue Date are small, which increases the risk that you could receive negative Performance Credits.
For more information about how we set Buffers, Floors, the DPSC and Caps, see the "What Are the Index-Linked Crediting Methods and How Do They Work?" discussion in the Summary section of this prospectus.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

INVESTMENT IN DERIVATIVE SECURITIES
The Index Options are supported by bonds and other fixed income securities used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging securities. The derivative securities are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative securities we purchase include put options, call options, futures, swaps, and other derivatives.
We manage the hedging securities used to support the Index Protection Strategy differently than we do the hedging securities used to support the Index Performance Strategy and Index Guard Strategy. The Index Protection Strategy purchases derivative securities within the general account. In contrast, the Index Performance Strategy and Index Guard Strategy purchases derivative securities within an unregistered separate account. For the Index Performance Strategy and Index Guard Strategy, we move assets between the general account and the unregistered separate account during the Index Year based on Index performance. We typically transfer assets between these accounts if there is a 10% incremental change in year-to-date Index performance. For both the Index Performance Strategy and the Index Guard Strategy this starts at a -10% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment. For more information on our unregistered separate account backing the Index Performance Strategy and Index Guard Strategy, see section 13, Other Information – Our Unregistered Separate Account.
We currently limit our purchase of derivative securities to liquid securities. However, like many types of derivative securities, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative securities we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect new business rates for Buffers, Floors, the DPSC and Caps, and may also affect renewal DPSCs and Caps.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
VARIABLE OPTION RISK
The Variable Options do not provide any protection against loss of principal. You can lose some or all of the money you allocate to the Variable Options.
OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
We make Annuity Payments and apply Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. The assets in our unregistered separate account, Separate Account IANA, that hold a portion of any assets you allocate to the Index Performance Strategy and Index Guard Strategy are also subject to claims by our creditors. This does not apply to the Texas unregistered separate account, Separate Account IATX. You can obtain information on our financial condition by reviewing our financial statements in this prospectus.
REGULATORY PROTECTIONS
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

2.	THE VARIABLE ANNUITY CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and the money is invested in Allocation Options available through the Contract. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 4, Purchasing the Contract – Purchase Requirements.
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•	Upon the death of any Owner (or the Annuitant if the Contract is owned by a non-individual), the Business Day we first receive the documents we require before we pay any death claim (Valid Claim) from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit.
If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of a person you choose (the Annuitant), or life and term certain. We send Annuity Payments to you (the Payee). You can choose when Annuity Payments begin (the Annuity Date), subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 10, The Annuity Phase.
STATE SPECIFIC CONTRACT RESTRICTIONS
If you purchase a Contract, it is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. Features for which there are state-specific Contract provisions include the following.
•	Free look/right to examine provisions.
•	The withdrawal charge.
•	Restrictions on additional Purchase Payments, Contract assignments and the earliest Annuity Date.
•	The insulation or non-insulation of the unregistered separate account that supports your Contract.
•	Availability of the waiver of withdrawal charge benefit.
All material state variations in the Contract are disclosed in this prospectus. If you would like more information regarding state-specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.
WHEN THE CONTRACT ENDS
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

3.	OWNERSHIP, ANNUITANTS, DETERMINING LIFE, BENEFICIARIES, AND PAYEES

OWNER
You, as the Owner, have all the rights under the Contract. The Owner is designated at Contract issue. The Owner may be a non-individual, which is anything other than an individual person, and could be a trust, qualified plan, or corporation. Qualified Contracts can only have one Owner.
JOINT OWNER
A Contract that is not qualified pursuant to a specialized provision of the Internal Revenue Code (Non-Qualified Contract) can be owned by up to two Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
ANNUITANT
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date, but you cannot change the Annuitant if the Owner is a non-individual (for example, a qualified plan or trust). Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For jointly owned Contracts, if an Annuitant who is not also an Owner dies before the Annuity Date, the younger Owner automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix to the SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase		Action if the Contract is in the Annuity Phase
•	We pay a death benefit to the person you designate (the Beneficiary) unless the Beneficiary is the surviving spouse and continues the Contract.	•	The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
		•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•
If the deceased Owner was the Determining Life and the surviving spouse Beneficiary continues the Contract, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals (if greater), the Traditional Death Benefit ends, the surviving spouse becomes the new Owner, and the Accumulation Phase continues. If the deceased Owner was not the Determining Life the Traditional Death Benefit is not available.
•
If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–    Annuity Option 1  or 3, payments end.
–    Annuity Option 2 or 4, payments end when the guarantee period ends.
–    Annuity Option 5,  payments end and the Payee may receive a lump sum refund.

		•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
•	Upon the surviving spouse's death, his or her Beneficiary(s) receives the Contract Value.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

DETERMINING LIFE (LIVES)
The Determining Life (Lives) are the individuals on whose life we base the guaranteed Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue and they generally do not change. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce we also remove that person as a Determining Life, or
•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.
BENEFICIARY
The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary's interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
NOTE FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries, or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

PAYEE
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in "Good Order" when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
NOTE:

•	An assignment does not change the Determining Life (Lives).

•	We cannot restrict assignments for Contracts issued in California, Florida, New Jersey, Ohio, and Wisconsin. For Contracts issued in Connecticut, we can only restrict assignments to settlement companies and institutional investors as described in your Contract. The Traditional Death Benefit is only available on the death of a Determining Life. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit may not be available to your Beneficiary(s).

4.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS
To purchase this Contract, all Owners and the Annuitant must be age 80 or younger on the Issue Date.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept without our prior approval is $1 million including amounts already invested in other Allianz Life variable annuities.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your money or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order. Our Business Day closes when regular trading on the New York Stock Exchange closes.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is "received" when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a non-discriminatory basis. This applies to Contracts issued in all states except those listed in the following Note. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to no longer allow additional Purchase Payments this may limit your ability to fund your Contract's guaranteed benefits such as the Traditional Death Benefit.
NOTE:
•	For Contracts issued in Florida, New Jersey, and Maryland: We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
•	For Contracts issued in Mississippi and Utah: We do not accept additional Purchase Payments on or after the first Contract Anniversary.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

APPLICATIONS SENT ELECTRONICALLY
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS
You can allocate your Purchase Payments to the available Allocation Options. At issue we collect Index Effective Date allocation instructions. You must allocate your money to the Allocation Options in whole percentages. If an Index Option is chosen at issue, then the future Purchase Payment allocation instructions for the portion allocated to the Index Options will be to the AZL Government Money Market Fund until the next Index Anniversary unless you give us alternate instructions.
We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We only allow you to move money between Index Options on an Index Anniversary. You cannot move money from one Index Option to another mid-year. When you purchase this Contract you select the Index Effective Date. The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Anniversary. However, it cannot be the 29th, 30th or 31st of a month. If the Index Effective Date would occur on the 29th, 30th or 31st of a month, we change the Index Effective Date to be the next available Business Day.
On each Index Anniversary, if we have not received new allocation instructions from you, all monies invested in an Index Option continue to be invested in that option at the renewal DPSCs and Caps.
We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date or the next Index Anniversary, as applicable, in the AZL Government Money Market Fund. Then on the Index Effective Date, we rebalance your Contract Value among your selected Allocation Options according to your Index Effective Date allocation instructions. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every sixth Index Anniversary. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years. A request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary will automatically cancel any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all transfer instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Index Anniversary (or the next Business Day if the Index Anniversary is not a Business Day).
You can instruct us on how to allocate additional Purchase Payments, but we do not allow you to invest additional Purchase Payments in Index Options until the next Index Anniversary. If you do not instruct us on how to allocate an additional Purchase Payment, we allocate it according to your future Purchase Payment allocation instructions. The allocation instructions you provide us at issue automatically become your future Purchase Payment allocation instructions until you give us different instructions. However, if those instructions include allocations to the Index Options, we place those allocations in the AZL Government Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Government Money Market Fund to the Index Option. We notify you at least 30 days in advance of each Index Anniversary as a reminder that you may transfer Contract Value from the Variable Options to the Index Options on the upcoming anniversary. Contract Value transfers between Allocation Options do not change your future allocation instructions. For more information, see section 5, Variable Options – Electronic Transfer and Allocation Instructions.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

You can change your future allocation instructions at any time without fee or penalty. Future allocation instruction changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to future allocation instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change allocation instructions on your behalf.
NOTE:  Variable Options are subject to market risk and money allocated to them may lose value before it can be transferred into the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

AUTOMATIC INVESTMENT PLAN (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is not a Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is not a Business Day. We allocate AIP Purchase Payments according to your future allocation instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
NOTE: For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401 of the Internal Revenue Code. AIP is also not available if your Contract is an Inherited IRA or Inherited Roth IRA.

FREE LOOK/RIGHT TO EXAMINE PERIOD
If you change your mind about owning the Contract, you can cancel it within ten days after receiving it (or the period required in your state). If you cancel within the allowed period, in most states we return your Contract Value as of the day we receive your cancellation request. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value less withdrawal charges if greater.
IRA Qualified Contracts require us to return Purchase Payments less withdrawals in all states except Pennsylvania which requires us to return Contract Value. For IRA Qualified Contracts issued in a state that requires return of Contract Value, we return the greater of Purchase Payments less withdrawals or Contract Value. For IRA Qualified Contracts issued in a state that requires return of Purchase Payments less withdrawals, we return Contract Value less withdrawal charges if greater.
Some states and certain IRA Qualified Contracts require return of Purchase Payments. For these Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your future Purchase Payment allocation instructions. If we allocate your initial Purchase Payment to the AZL Government Money Market Fund during the free look period and:
•	your requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month.
•	you cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value.
•	you do not cancel your Contract during this time, we re-allocate your money according to your future Purchase Payment allocation instructions after the free look period as follows:
–	if your instructions include the Variable Options, we re-allocate this portion of your money on the next Business Day after the free look period.
–	if your instructions include the Index Options, we re-allocate this portion of your money on the Index Effective Date.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Contract Value includes application of the Alternate Minimum Value if the free look occurs after the Index Effective Date and you selected an Index Option.
In the Contract, the free look provision is also called the right to examine.
NOTE FOR CONTRACTS ISSUED TO PERSONS AGES 60 OR OLDER IN CALIFORNIA:  For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Government Money Market Fund during the free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options or other Variable Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Government Money Market Fund your Index Effective Date cannot occur until the free look period has ended.

5.	VARIABLE OPTIONS

The following table lists this Contract's Variable Options and their associated investment advisers and subadvisers, investment objectives, and primary investments. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the Securities & Exchange Commission.
You should read the Variable Options' prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options' prospectuses. We send you the current copy of the Variable Options' prospectus when we issue the Contract. (You can also obtain the current Variable Options' prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Currently, the Variable Options are not publicly traded mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios' results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a "fund of funds" and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b‑1 fees to the Contracts' distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any Variable Option in any Contract is 0.35% annually of the average aggregate amount invested by us in the Variable Options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b‑1 fees or service fees to the Trust, and the Trust does not charge 12b‑1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

VARIABLE OPTIONS
[TO BE UPDATED UPON AMENDMENT]
Investment Management Company and Adviser/Subadviser	Name of Variable Option	Asset Category	Objective(s)	Primary Investments (Normal market conditions)
ALLIANZ FUND OF FUNDS
Managed by Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A "Fund of Funds" Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund's assets in a combination of derivative and fixed income instruments.

	AZL MVP Growth Index Strategy Fund	A "Fund of Funds" Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk. May invest up to 20% of the Fund's assets in a combination of derivative and fixed income instruments.

BLACKROCK
Managed by Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

TRANSFERS BETWEEN VARIABLE OPTIONS
You can make transfers between Variable Options, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee, see section 8, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your future Purchase Payment allocation instructions.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day's prices. Unless you instruct us not to, we accept transfer instructions from any Owner. We may also allow you to authorize someone else to request transfers on your behalf.
ELECTRONIC TRANSFER AND ALLOCATION INSTRUCTIONS
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider's, or your Financial Professional's, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
EXCESSIVE TRADING AND MARKET TIMING
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as "potentially disruptive trading") may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•	Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.
•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our excessive trading and market timing policies and procedures. Under these policies and procedures, we could modify your transfer privileges for some or all of the Variable Options. Unless prohibited by your Contract or applicable state law, we may:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

•	Require a minimum time period between each transfer into or out of the same Variable Option. Our current policy, which is subject to change without notice, prohibits "round trips" within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.
•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser's, subadviser's or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We do not include automatic transfers made under any of our programs or Contract features when applying our market timing policy.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option's shares are subject to acceptance by that Variable Option's manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options' prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options' managers.
NOTE: This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Therefore, persons engaging in potentially disruptive trading may be subjected to some uncertainty as to when and how we apply trading restrictions, and persons not engaging in potentially disruptive trading may not know precisely what actions will be taken against a person engaging in potentially disruptive trading. For example, if we determine a person is engaging in potentially disruptive trading, we may revoke that person's electronic transfer privileges and require all future requests to be sent by first-class U.S. mail. In the alternative, if the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We notify the person or entity making the potentially disruptive trade when we revoke any transfer privileges.
The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
FINANCIAL ADVISER FEES
If you have an investment adviser and want to pay their fees from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your adviser. We treat this fee payment as a withdrawal.
Financial adviser fees paid from a Non-Qualified Contract will be a taxable withdrawal to the extent that gain exists within the Contract. If any Owner is under age 59½, withdrawals may be subject to a 10% additional federal tax.
Financial adviser fees paid from an IRA will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the fee. You should consult a tax adviser regarding the tax treatment of adviser fee payments.
Your investment adviser acts on your behalf, not ours. We are not party to your advisory agreement or responsible for your adviser's actions. We do not set your adviser's fee or receive any part of it. Any adviser fee you pay is in addition to this Contract's fees and expenses. You should ask your adviser about compensation they receive for this Contract.
You can submit a written request to our Service Center on a form satisfactory to us to allow your adviser to make Variable Option transfers on your behalf. However, we reserve the right to review an adviser's trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

VOTING PRIVILEGES
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote's outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows.
•	You can provide voting instructions based on the dollar value of the Variable Option's shares in your Contract's subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.
•	You receive proxy materials and a voting instruction form.

6.	VALUING YOUR CONTRACT

Your Contract Value increases and decreases based on Purchase Payments, transfers, withdrawals, deduction of fees and charges, and the performance of your selected Allocation Options. Your Contract Value is the total of the Variable Account Value (if you allocate to the Variable Options) and the total Index Option Value (if you allocate to the Index Options). For information on how we calculate your Index Option Values see section 7, Index Options.
ACCUMULATION UNITS
When we receive a Purchase Payment that you allocate to the Variable Options at our Service Center, we credit your Contract with accumulation units based on the Purchase Payment amount and daily price (accumulation unit value) for the subaccount of your selected Variable Option. A subaccount's accumulation unit value is based on the price (net asset value) of the underlying Variable Option. A Variable Option's net asset value is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day's price.
We arbitrarily set the initial accumulation unit value for each subaccount. On the Issue Date, the number of accumulation units in each subaccount is equal to the initial Purchase Payment amount allocated to a subaccount, divided by that subaccount's accumulation unit value.
Example
•	On Wednesday, we receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Wednesday, we determine that the accumulation unit value is $13.25 for your selected Variable Option.
We then divide $3,000 by $13.25 and credit your Contract on Wednesday night with 226.415094 subaccount accumulation units for your selected Variable Option.
At the end of each Business Day, we adjust the number of accumulation units in each subaccount as follows. Additional Purchase Payments and transfers into a subaccount increase the number of accumulation units. Withdrawals, transfers out of a subaccount, and the deduction of any Contract charge decrease the number of accumulation units.
At the end of each Business Day for each subaccount, we multiply the accumulation unit value at the end of the prior Business Day by the percentage change in value of a Variable Option since the prior Business Day. The percentage change includes the market performance of the Variable Option.
COMPUTING VARIABLE ACCOUNT VALUE
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount's accumulation unit value by its number of accumulation units, and then adding those results together for all subaccounts. Allocations (additional Purchase Payments and transfers of Index Option Value to the Variable Options) increase your Variable Account Value, withdrawals and Contract expenses reduce your Variable Account Value.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

7.	INDEX OPTIONS

When you allocate money to the Index Options you earn Credits based on the Index Option you select. Each Index Option is the combination of a Crediting Method and an Index.
Crediting Methods		Indices Currently Available
Index Protection Strategy	with….	S&P 500® Index
Index Performance Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®
Index Guard Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®
The Index Protection Strategy is not currently available to Contracts issued in Delaware or Washington, or to Contracts issued on or after April 25, 2016 in Missouri. If your Contract is issued in Delaware or Washington, or is issued on or after April 25, 2016 in Missouri, only the Index Performance Strategy and Index Guard Strategy are available to you. The Index Guard Strategy and EURO STOXX 50® were not available for selection before August 24, 2015, and are not currently available to Contracts issued before August 24, 2015, or to inforce Contracts issued in Missouri before April 25, 2016. If your Contract was issued before August 24, 2015, or was issued before April 25, 2016 in Missouri, only the Index Protection Strategy and Index Performance Strategy are available to you. For more information on the Indices, see Appendix B.
The three Crediting Methods have different risk and return potentials. The Index Protection Strategy has the lowest risk/return potential, and provides the most protection. You cannot lose money that you allocate to the Index Protection Strategy due to negative Index performance. Potential returns and risks are higher for the Index Performance Strategy and Index Guard Strategy.
Although both the Index Performance Strategy and Index Guard Strategy offer higher potential returns than the Index Protection Strategy, you can lose money that you allocate to these Crediting Methods due to negative Index performance and these losses could be significant. Positive returns for the Index Performance Strategy and Index Guard Strategy are limited by the Caps. Negative returns are limited for the Index Performance Strategy by the Buffer, and for the Index Guard Strategy by the Floor. The Index Performance Strategy Buffer has a level of protection from negative returns, but has the potential for a larger loss in any year that has a significant market decline. The Index Guard Strategy permits negative Credits down to the Floor, and provides less risk of significant negative returns than the Index Performance Strategy Buffer. The Index Guard Strategy is sensitive to smaller negative market movements that persist over time, but provides more certainty regarding the maximum loss in any one year than the Index Performance Strategy. The Index Performance Strategy has protection for smaller negative market movements, but it also has the potential for the largest loss in any one year.
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries, and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge during the Index Year. Positive Credits are not guaranteed, and Credits can be zero under all the available Crediting Methods. Credits can be negative after application of the Buffer under the Index Performance Strategy, or negative down to the Floor under the Index Guard Strategy. A negative Performance Credit means that you can lose money. We apply Credits on Index Anniversaries. On Index Anniversaries each Index Option Value also increases with any additional Purchase Payment allocated or Contract Value transferred into an Index Option and decreases with any transfer out of an Index Option.
On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy and Index Guard Strategy is valued by using the Daily Adjustment. The Daily Adjustment estimates the present value of positive or negative Performance Credits on the next Index Anniversary. The Daily Adjustment is based on your agreement to be exposed to gains in Index value subject to the Cap and losses in the Index value either greater than the Buffer or losses down to the Floor on the next Index Anniversary. The Daily Adjustment is a calculation mechanism by which Index Option Values are established each Business Day for purposes of computing amounts available for full or partial withdrawals, an annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in an adjustment up or down from the preceding Index Anniversary or Index Effective Date.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

If you take a withdrawal, annuitize the Contract, transfer Contract Value from an Index Option to a Variable Option, or if we pay a death benefit, we calculate the Alternate Minimum Value for each Index Option Value in all Crediting Methods. If we are determining the Alternate Minimum Value for an Index Performance Strategy or Index Guard Strategy Index Option Value on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. If we are paying a partial withdrawal, we compare the percentage of Index Option Value with an equivalent percentage of its Alternate Minimum Value. We expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:  Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive a Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for a Credit on the next Index Anniversary. Performance Credits under Index Performance Strategy and Index Guard Strategy are subject to the Cap and Buffer or Floor.
DETERMINING INDEX OPTION VALUE FOR THE INDEX PROTECTION STRATEGY
On any Business Day, the Index Protection Strategy's Index Option Value is equal to the amounts you allocate to the Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the Index Option Base. The Daily Adjustment does not apply to the Index Protection Strategy, but the Alternate Minimum Value does.
On the Index Effective Date both the Index Option Value and the Index Option Base for the Index Protection Strategy Index Option is equal to either:
•	the amount of your initial Purchase Payment you allocated to the Index Option if the Index Effective Date is the Issue Date, or
•	the amount of Variable Account Value you allocated to the Index Option.
At the end of each Business Day during the Index Year we reduce the Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).
•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.
-
The percentage is equal to the Index Protection Strategy Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•	However, if you specifically direct us to take a partial withdrawal from the Index Protection Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.
•	We then set the Index Option Base equal to its Index Option Value.
On each Index Anniversary we first determine if you receive the DPSC. If the Index's current value is less than its value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), you do not receive the DPSC. If the Index's current value is equal to or greater than its value on the last anniversary, you receive the DPSC as follows.
•	We multiply the Index Option Base by its DPSC and add this amount to the Index Option Base.
•	Then we set the Index Option Value equal to the Index Option Base.
Then we increase and/or decrease the Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.
•	Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.
•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.
Lastly, at the end of each Business Day during the Index Year, we apply the Alternate Minimum Value as discussed later in this section, if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

DETERMINING INDEX OPTION VALUES FOR THE INDEX PERFORMANCE STRATEGY AND INDEX GUARD STRATEGY
We use the Index Option Base to determine the Index Option Value. On each Index Anniversary we determine each of your selected Index Performance Strategy and Index Guard Strategy Index Option Values by applying its associated Performance Credit to its Index Option Base. On any day other than an Index Anniversary each Index Option Value is equal to the Index Option Base plus the Daily Adjustment as discussed later in this section.
On the Index Effective Date both the Index Option Value and the Index Option Base for each of your selected Index Performance Strategy and Index Guard Strategy Index Options are equal to either:
•	the amount of your initial Purchase Payment you allocated to that Index Option if the Index Effective Date is the Issue Date, or
•	the percentage of Variable Account Value you allocated to that Index Option.
At the end of each Business Day during the Index Year other than the Index Effective Date or Index Anniversary we first add each Index Performance Strategy and Index Guard Strategy Index Option's Daily Adjustment to its Index Option Base and determine its Index Option Value (as discussed later in this section) before we process any partial withdrawal or deduct any Contract expenses.
At the end of each Business Day during the Index Year we reduce each Index Performance Strategy and Index Guard Strategy Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).
•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.
-
The percentage is equal to each Index Performance Strategy and Index Guard Strategy Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•	However, if you specifically direct us to take a partial withdrawal from an Index Performance Strategy or Index Guard Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.
•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
On each Index Anniversary we first determine your Performance Credit. If you select the EURO STOXX 50®, Performance Credits are based on the Index Returns without any exchange rate adjustment.
•	If the Index Return is positive, you receive a positive Performance Credit limited by the Cap. For example if the Cap is 8% and the Index Return is 10%, you receive an 8% Performance Credit.
•	If the Index Return is zero, the Performance Credit is zero.
•	If the Index Return is negative and you selected the Index Performance Strategy, we apply the Buffer and determine if you receive a negative Performance Credit. For example, if the Buffer is 10% and the Index Return is -8%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -12%, we apply a -2% Performance Credit to your Index Option Base.
•	If the Index Return is negative and you selected the Index Guard Strategy, we apply the Floor and determine the amount of the negative Performance Credit. For example, if the Floor is -10% and the Index Return is -8%, we apply a Performance Credit of -8% to your Index Option Base. If instead the Index Return is -12%, we apply a -10% Performance Credit to your Index Option Base.
We then apply the Performance Credit to the Index Option as follows:
•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.
•	Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.
•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.
Lastly, at the end of each Business Day during the Index Year we compare each Index Performance Strategy and Index Guard Strategy Index Option Value to its Alternate Minimum Value as discussed later in this section, if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit. If the Alternate Minimum Value calculation occurs on any day other than an Index Anniversary, this comparison occurs after we apply the Daily Adjustment, and we pay the greater of these two amounts.
Index Option Value Daily Adjustment for the Index Performance Strategy and Index Guard Strategy
We designed the Daily Adjustment to provide an Index Option Value during the Accumulation Phase on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment generally reflects the change in market value of your allocation to an Index Performance Strategy or Index Guard Strategy Index Option. We apply a Daily Adjustment to the Index Performance Strategy and Index Guard Strategy Index Option Values for purposes of computing amounts available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment directly increases or decreases your Index Performance Strategy and Index Guard Strategy Index Option Values. The Daily Adjustment is different from the method we use to apply Performance Credits to an Index Option on an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer, or losses down to the Floor. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index value subject to the Cap and losses in Index value either greater than the Buffer, or losses down to the Floor. The Daily Adjustment does this by using a Black Scholes model to track the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer or Floor). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The actual value of the relevant Index is not used in the Daily Adjustment calculation. The Daily Adjustment does not give you the actual Index return on the day of the calculation.
The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, an Index Option Value is higher than the Index Option Base. When the Daily Adjustment is negative, an Index Option Value is lower than the Index Option Base. The Daily Adjustment will differ from the Index Return. The Daily Adjustment is affected by the length of time until the next Index Anniversary and it is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is positive, or losses are within the Buffer for the Index Performance Strategy, the Daily Adjustment may be negative until the next Index Anniversary. This means you may receive reduced principal even if the Index Return is positive on that day. Similarly, if the Index Return is less than the Floor for the Index Guard Strategy, the Daily Adjustment may be lower than the Floor until the next Index Anniversary.
At the end of each Business Day during the Index Year (other than the Index Effective Date or Index Anniversary) we add each Daily Adjustment to its Index Option Base to calculate each Index Option Value before we process any partial withdrawal or deduct any Contract expenses. If there is a system error in calculating your Daily Adjustment, or if the Index value for a Business Day is not received, we will calculate the Daily Adjustment when corrected or other required information is received, effective as of the original pricing date.
For more information on how we calculate the Daily Adjustment see Appendix C.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Index Option Value Performance Locks for the Index Performance Strategy and Index Guard Strategy
Under the Index Performance Strategy and Index Guard Strategy you can lock in a current Index Option Value by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy and Index Guard Strategy Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, the Index Option Value does decrease during the remainder of the Index Year for any partial withdrawals and the deduction of any Contract expenses. Beginning on the next Index Anniversary, your locked Index Performance Strategy and Index Guard Strategy Index Options will no longer be locked and Daily Adjustments will again apply.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact, or avoid receiving, a negative Performance Credit. The disadvantage of taking a Performance Lock is that the relevant Index value may increase until the next Index Anniversary, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full Cap or less than the full protection of the Buffer or the Floor that you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.
THE ALTERNATE MINIMUM VALUE
The Alternate Minimum Value is the guaranteed minimum on each of your Index Option Values if we pay a death benefit, upon annuitization, if you take a withdrawal, or if you transfer Contract Value from an Index Option to a Variable Option. The Alternate Minimum Value applies to all of the Crediting Methods. If we are determining the Alternate Minimum Value for an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value and apply the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. On the Index Effective Date the Alternate Minimum Value for each of your Index Options is equal to the Index Option Base multiplied by the AMV Factor. On each day during the Index Year, the Alternate Minimum Value is equal to the Index Option Base on the last Index Anniversary (or the Index Effective Date if this is the first Index Year) (adjusted for any withdrawals, including any withdrawal charge) multiplied by the AMV Factor plus the Accumulated Alternate Interest. We then add the Daily Adjustment if this is an Index Performance Strategy or Index Guard Strategy Index Option.
We establish the Alternate Minimum Base for each of your Index Options. On the Index Effective Date it is equal to the Index Option Base multiplied by the AMB Factor. The Accumulated Alternate Interest is the total interest your Contract has earned under the Alternate Minimum Value. The interest that is added each day to the Accumulated Alternate Interest is equal to the Alternate Minimum Base multiplied by the alternate interest rate, then dividing this result by 365. We set the alternate interest rate on the Issue Date and it does not change during the time you own your Contract
On each Index Anniversary we reset your Alternate Minimum Value to equal the new Index Option Base multiplied by the AMV Factor plus the Accumulated Alternate Interest. We also reset your Alternate Minimum Base to equal the Index Option Base multiplied by the AMB Factor plus the Accumulated Alternate Interest. The Accumulated Alternate Interest does not reset on the Index Anniversary. The Index Option Base is determined at the end of the day on the Index Anniversary after applying any Credit, additional Purchase Payment, transfers into or out of the Index Option, partial withdrawals and Contract expenses. If you receive no Credits, or only modest Credits, over many years the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, annuitize the Contract, or we pay a death benefit we compare each of your Index Option Values (after any applicable withdrawal charge, final product fee, and final contract maintenance charge) and its associated Alternate Minimum Value using values determined at the end of the Business Day. If any Index Option Value is less than its Alternate Minimum Value, we increase the Index Option Value to equal its Alternate Minimum Value before we calculate Annuity Payments or pay out any Contract Value as a withdrawal or death benefit.
If you take a partial withdrawal or transfer Index Option Value to a Variable Option, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value using values determined at the end of the Business Day we process the partial withdrawal or transfer. If the percentage of Index Option Value is less than the equivalent percentage of Alternate Minimum Value, we add the difference to the amount we pay to you as a partial withdrawal or to the amount transferred.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197.
OPTIONAL REBALANCING PROGRAM
Your selected Index Options' performance may cause the percentage of total Index Option Value in each Index Option to change. Rebalancing can help you maintain your selected Index Option allocation percentages. You can direct us to automatically adjust your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) according to your instructions. We must receive your optional rebalancing program form in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day we rebalance. We reserve the right to discontinue or modify the optional rebalancing program at any time and for any reason. To end this program, we must receive your request at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Index Anniversary.

8.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.
PRODUCT FEE
We deduct a product fee from your Contract Value during the Accumulation Phase, under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit. The product fee is an annualized rate of 1.25% that is calculated and accrued on a daily basis as a percentage of the Charge Base.
The Charge Base is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Charge Base as follows.
•	We increase it by the amount of any additional Purchase Payments.
•	We reduce it by the percentage of any Contract Value withdrawn. Withdrawals include all Contract expenses (withdrawal charge, product fee, contract maintenance charge, and transfer fee).
On each Quarterly Contract Anniversary (or on the next Business Day if the Quarterly Contract Anniversary is not on a Business Day) the Charge Base is equal to the Contract Value determined at the end of the Business Day.
We begin calculating and accruing the daily product fee amount on the day after the Issue Date. We deduct the product fee on each Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) with the following exceptions.
•	If you withdraw the total Contract Value, we deduct the final product fee (the total of all daily product fees we calculated for the current Contract quarter) before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final product fee before calculating Annuity Payments.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.
We deduct the product fee on a dollar for dollar basis from the Contract Value and we deduct it proportionately from each Allocation Option.
We do not treat the deduction of the product fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit (see section 11). If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) the Contract Value is less than the product fee, we deduct your total remaining Contract Value to cover the final product fee and reduce your Contract Value to zero. If the deduction of the final product fee reduces your Contract Value to zero and the Traditional Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.
Changes to the Charge Base change the product fee amount. For example, if you make an additional Purchase Payment both your Charge Base and daily product fee amount also increase. Similarly, a withdrawal decreases both your Charge Base and daily product fee amount.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The product fee compensates us for all your Contract's benefits, including our contractual obligation to make Annuity Payments, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
CONTRACT MAINTENANCE CHARGE
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•	During the Accumulation Phase, if the total Contract Value for all Index Advantage Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage Contracts by using the Owner's social security number, and for non-individually owned Index Advantage Contracts we use the Annuitant's social security number.
•	During the Annuity Phase if the Contract Value on the last Business Day before the Annuity Date is at least $100,000.
•	When paying death benefits under death benefit payment options A, B, or C.
During the Accumulation Phase, we deduct the contract maintenance charge on a dollar for dollar basis from the Contract Value on the Contract Anniversary and we deduct it proportionately from each Allocation Option. If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment.
WITHDRAWAL CHARGE
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any penalty-free withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on penalty-free withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and; payments under our minimum distribution program.
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a "first-in-first-out" (FIFO) basis and we process withdrawal requests as follows.
1.	First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract's withdrawal charge period). This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.
2.	Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 9, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
3.	Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract's withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.
4.	Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount(1)
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%
(1)	In Iowa and Pennsylvania the withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for the time periods referenced. In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.
Upon a full withdrawal, we first deduct any applicable product fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2)	Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.
3)	Purchase Payments on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 7% withdrawal charge, and you receive $27,900. We determine this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
 $30,000 x 0.93 = $27,900.
Next we withdraw from the second Purchase Payment. So far, you received $37,900 ($10,000 under the free withdrawal privilege and $27,900 from the first Purchase Payment), so we withdraw $14,100 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
 $14,100 ÷ 0.92 = $15,326.
4)	Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination. Keep in mind that if you withdraw money from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we apply the Daily Adjustment when calculating your Index Option Value for the withdrawal, even if the withdrawal is not subject to a withdrawal charge.
NOTE:

•	Because we do not reduce the Withdrawal Charge Basis for penalty-free withdrawals or the deduction of Contract expenses other than the withdrawal charge, we may assess a withdrawal charge on more than the amount you are withdrawing upon a full withdrawal of the total Contract Value. Also, upon full withdrawal, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.
•	Withdrawals may have tax consequences and, if taken before age 59½, may be subject to a 10% additional federal tax. For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.
•	For Contracts issued in Florida: The withdrawal charge cannot exceed 10% of the Contract Value withdrawn.

TRANSFER FEE
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
PREMIUM TAX
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
INCOME TAX
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
VARIABLE OPTION EXPENSES
The Variable Options' assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options' prospectuses. These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options' investment advisers provided us with the expense information in this prospectus and we did not independently verify it.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

9.	ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:
•	by withdrawing your Contract Value;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in "Minimum Distribution Program and Required Minimum Distribution (RMD) Payments" later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. Any withdrawal request received at or after the end of the current Business Day receives the next Business Day's values.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If you are withdrawing money from an Index Option we also apply any Alternate Minimum Value to the amount we send you as described in section 7, Index Options – The Alternate Minimum Value.
When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final product fee and final contract maintenance charge,
•	less any withdrawal charge, and
•	plus any increase from the application of the Alternate Minimum Value if you selected an Index Option.
See the Fee Tables and section 8, Expenses for a discussion of these charges. See also section 7, Index Options – The Alternate Minimum Value.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
NOTE:
•	Ordinary income taxes and tax penalties may apply to any withdrawal you take.
•	We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

•	For Contracts issued in Montana: If you take a partial withdrawal that reduces the Contract Value below $2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.
•	For Contracts issued in Texas: We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

FREE WITHDRAWAL PRIVILEGE
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Withdrawals of Purchase Payments that are beyond the withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.
NOTE: The free withdrawal privilege is not available upon a full withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM
If your Contract Value is at least $25,000, the systematic withdrawal program can provide automatic withdrawal payments to you. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
NOTE:
•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS
If you own an IRA or SEP IRA Qualified Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you purchase this Contract as an Inherited IRA Qualified Contract, we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these payments, or your program does not begin until the next month.
Inherited IRA Contracts. If you (the Owner) were the spouse of the deceased owner of a previous tax-qualified investment and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments, then you can wait to begin receiving RMD payments until the year that your deceased spouse would have reached age 70½. Alternately, if your deceased spouse had already reached the date at which he/she was required to begin receiving RMD payments, you can begin RMD payments based on your single life expectancy in the year following your deceased spouse's death, or (if longer) your deceased spouse's life expectancy in the year of his/her death  reduced by one. You must begin to receive these RMD payments by December 31 of the year following the year of your deceased spouse's death.
NOTE:
•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

WAIVER OF WITHDRAWAL CHARGE BENEFIT
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take a withdrawal and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order before we waive the withdrawal charge.
NOTE FOR CONTRACTS ISSUED IN:
•	Massachusetts – The waiver of withdrawal charge benefit is not available.
•	New Hampshire – The definition of nursing home is an institution operated in accordance with state law.

•	Pennsylvania – The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.

SUSPENSION OF PAYMENTS OR TRANSFERS
We may be required to suspend or postpone transfers or payments for withdrawals for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

10.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, final contract maintenance charge, and any applicable withdrawal charge).
Annuity Payments offer a guaranteed income stream with certain tax advantages and are designed for Owners who are not concerned with continued access to Contract Value.
You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)' age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)' age or gender, we recalculate the Annuity Payments based on the correct age or gender.
CALCULATING YOUR ANNUITY PAYMENTS
We base Annuity Payments upon the following:
•	The Contract Value on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract's interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not an Index Anniversary and you selected the Index Performance Strategy or Index Guard Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options. If you annuitize on any day other than a Contract Anniversary and you selected the Index Protection Strategy, the DPSC for the current Index Year is not applied to your Annuity Payments. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3. The contract maintenance charge is deducted proportionately from each Annuity Payment, unless your Contract Value on the last Business Day before the Annuity Date is at least $100,000.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

ANNUITY PAYMENT OPTIONS
You can choose one of the Annuity Options described below or any other payment option to which we agree. Before the Annuity Date, you can select and/or change the Annuity Option with at least 30 days written notice to us. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant's death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant's death. After the Annuitant's death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
After the Annuitant's death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner's Beneficiaries, or to the last surviving Owner's estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
NOTE: If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

WHEN ANNUITY PAYMENTS BEGIN
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the maximum permitted date allowed for your Contract, which is the first day of the calendar month following the later of: a) the Annuitant's 90th birthday, or b) the tenth Contract Anniversary. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.* The Annuity Date cannot be later than what is permitted under applicable law.
*	In Florida, the earliest acceptable Annuity Date is one year after the Issue Date.
NOTE: If on the maximum permitted Annuity Date (which is generally age 95 or 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance. If you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

11.	DEATH BENEFIT

"You" in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information after the end of the current Business Day, we use the next Business Day's prices. We will not accept additional Purchase Payments after receipt of the first Valid Claim from any Beneficiary. We also will not allow any partial or full withdrawals after receipt of a Valid Claim.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary's interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share. Any part of the death benefit that is in the Allocation Options remains there until distribution begins. From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we no longer accept additional Purchase Payments or process transfer requests.
The Contract provides the Traditional Death Benefit based on the greater of:
•	Contract Value, or
•	total of all Purchase Payments received, reduced by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include withdrawal charges, but not amounts we withdraw for other Contract expenses.
If the date we are determining the death benefit is not an Index Anniversary and you selected the Index Performance Strategy or Index Guard Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options.
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•	If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value. We compare the Contract Value and total Purchase Payments adjusted for withdrawals determined at the end of Business Day we receive due proof of a Determining Life's death. If your Contract Value is less than total Purchase Payments adjusted for withdrawals, we increase your Contract Value to equal total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit becomes the Contract Value, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Variable Options according to future Purchase Payment allocation instructions.
•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary's Valid Claim.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The Traditional Death Benefit ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.
•	Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.
•	Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life's death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.
•	The Business Day the Contract ends.
NOTE: The Traditional Death Benefit is a first-to-die benefit based on the Determining Life. This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT
The Appendix to the Statement of Additional Information includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE
If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner's spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the surviving spouse continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals, if applicable. If the surviving spouse continues the Contract:
•	he or she may exercise all of the Owner's rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse's death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner's death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2 or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary's life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Distribution must begin within one year of the date of the Owner's death. Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner's death must be distributed within five years of the date of death.
If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Internal Revenue Code's distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.
Other rules may apply to Qualified Contracts.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

12.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract's effects on your personal tax situation.
QUALIFIED AND NON-QUALIFIED CONTRACTS
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve month period from all of the IRAs you currently own. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax‑qualified arrangement will also be listed in the titling of the Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
TAXATION OF ANNUITY CONTRACTS
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.
•	When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.
•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•	Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.
•	If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

•	If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.
•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•	If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.
•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•	If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.
•	Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.
•	Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract's RMD requirements.
•	When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.
TAX-FREE SECTION 1035 EXCHANGES
Subject to certain restrictions, you can make a "tax-free" exchange under Section 1035 of the Internal Revenue Code for all or a portion of one annuity contract for another, or all of a life insurance policy for an annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

13.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the shares of the Variable Options that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account's assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account's assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and charges. The obligations under the Contracts are obligations of Allianz Life.
OUR GENERAL ACCOUNT
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with the Index Options. Contract Value that you apply to Annuity Payments becomes part of our general account. In addition, we place a majority of the assets you allocate to the Index Options in our general account where we primarily invest the assets in a variety of fixed income securities.
OUR UNREGISTERED SEPARATE ACCOUNT
Initially, a substantial majority of the aggregate assets backing the Index Performance Strategy and Index Guard Strategy Index Options are allocated to our general account. We place all other assets that you allocate to these Index Options in an unregistered, non-unitized, non-insulated separate account (Separate Account IANA), which we established under Minnesota Insurance Law solely for the purpose of supporting our obligations to pay Performance Credits associated with these Index Options. Subsequently, there may be significant transfers of assets between the general account and Separate Account IANA in response to Index performance. We typically transfer assets between these accounts if there is a 10% incremental change in year-to-date Index performance. We examine year-to-date Index performance daily and change the account allocations daily if needed based on this 10% increment.
We invest the assets in Separate Account IANA in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors.
An Owner who allocates Contract Value to an Index Performance Strategy or Index Guard Strategy Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
NOTE FOR CONTRACTS ISSUED IN DELAWARE AND WASHINGTON, AND FOR CONTRACTS ISSUED IN MISSOURI ON OR AFTER APRIL 25, 2016: All of the assets backing the Index Performance Strategy and Index Guard Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for the Contracts.
NOTE FOR CONTRACTS ISSUED IN TEXAS: We place all assets that you allocate to the Index Performance Strategy and Index Guard Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account (Separate Account IATX). Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate Account IATX's assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract Owners. Allocations and reallocations to and from the Separate Account IATX are managed in the same manner as Separate Account IANA. Neither Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.

                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

DISTRIBUTION
Allianz Life Financial Services, LLC (Allianz Life Financial), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. Allianz Life Financial is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. Allianz Life Financial is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Allianz Life Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Life Financial is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with Allianz Life Financial for the distribution of the Contracts. Allianz Life Financial also may perform various administrative services on our behalf.
We may fund Allianz Life Financial's operating and other expenses, including: overhead; legal and accounting fees; Financial Professional training; compensation for the Allianz Life Financial management team; and other expenses associated with the Contracts. Financial Professionals and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Allianz Life Financial. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
Allianz Life Financial does not itself sell the Contracts on a retail basis. Rather, Allianz Life Financial enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. These selling firms include third party broker/dealers and Questar Capital Corporation, an affiliated broker/dealer. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.
We and/or Allianz Life Financial may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
We intend to recover commissions and other expenses through fees and charges imposed under the Contract. Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account.
Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or Allianz Life Financial may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or Allianz Life Financial may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
The Variable Options may assess a Rule 12b‑1 fee. These fees are paid to Allianz Life Financial as consideration for providing certain services and incurring certain expenses permitted under the Variable Option's plan. These fees typically equal 0.25% of a Variable Option's average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to Allianz Life Financial or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
ADDITIONAL CREDITS FOR CERTAIN GROUPS
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
ADMINISTRATION/ALLIANZ SERVICE CENTER
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. Our Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative services performed by our Service Center include:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records,
•	processing and mailing of account statements and other mailings to Owners, and
•	routine customer service including:
–	responding to Owner correspondence and inquiries,
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total) and
–	processing annuitization requests.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, will be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
LEGAL PROCEEDINGS
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or Allianz Life Financial is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or Allianz Life Financial's ability to perform its obligations.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

14.	INFORMATION ON ALLIANZ LIFE

Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed, fixed index, and variable annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
[TO BE UPDATED UPON AMENDMENT]
BOARD OF DIRECTORS
The Board currently consists of seven members, including our Chairman, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, one executive from an affiliated company, and three independent members.
The Board holds regular quarterly meetings, generally in February, April/May, July, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, described in further detail below. Each of the directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2015. In 2015, the Board acted four times by unanimous written action.
The current members of our Board are as follows:
Jay S. Ralph
Director and Chairman of the Board
Jay S. Ralph, age 57, serves as Chairman of Allianz Life's Board of Directors, as of January 1, 2015. He is also Chairman of the Management Board of Allianz Asset Management and a Member of the Board of Management of Allianz SE. Mr. Ralph previously served as Chairman of Allianz Life's Board of Directors from 2009 to 2011. Mr. Ralph also served as President and CEO of Allianz Risk Transfer, Zurich and as CEO of Allianz Re within Allianz SE, Munich. His past experience also includes roles at Arthur Anderson & Company, Northwestern Mutual Life Insurance Company, Zurich Re, Zurich and Centre Re, Bermuda.
Mr. Ralph brings to the Board diverse financial services experience and expertise developed though his service as an executive.
Walter R. White
Director, President and Chief Executive Officer
Walter R. White, age 59, joined Allianz Life in 2009, and currently serves as our President and Chief Executive Officer, and a member of the Board of Directors. Mr. White serves as Chairman and Chief Executive Officer of Allianz Life Insurance Company of New York. Mr. White is responsible for leading and overseeing Allianz Life and Allianz Life Insurance Company of New York and providing strategic management and direction. Mr. White served as Chief Administrative Officer of Allianz Life from 2009 to 2011. Prior to joining Allianz Life, Mr. White held executive roles at Woodbury Financial Services from 2001 to 2009, serving as Chief Operating Officer from 2003 to 2007 and President from 2007 to 2009. Prior to that, Mr. White held senior management roles at Fortis from 1994 to 2001, serving as Senior Vice President of Fortis Investors from 1998 to 2001. Mr. White also held senior management roles at the MONY Group from 1988 to 1994, serving as the President of MONY Brokerage from 1991 to 1994.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life and President of Woodbury Financial.
William E. Gaumond
Director, Senior Vice President, Chief Financial Officer and Treasurer
[William E. Gaumond, age]
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Giulio Terzariol
Director
Giulio Terzariol, age 44, joined the Company's Board of Directors on August 1, 2008. Mr Terzariol also leads the Group Planning and Controlling Division in Munich, Germany for Allianz SE. Mr. Terzariol joined Allianz Life in 2007 and served as Senior Vice President, Chief Financial Officer and Treasurer from July 16, 2008 to December 31, 2015. He also served as Chief Financial Officer and Treasurer of Allianz Life Insurance Company of New York from October 20, 2008 to December 31, 2015, and as Director of Allianz Life Insurance Company of New York from April 28, 2009 to December 31, 2015. In these roles, Mr. Terzariol was responsible for all finance and risk management functions, with oversight of the controller, tax, treasury and enterprise data intelligence areas. Prior to joining Allianz Life, Mr. Terzariol served as Regional Chief Financial Officer for Allianz Insurance Management Asia Pacific in Singapore from 2005 to 2007. Prior to that, Mr. Terzariol spent seven years with Allianz SE in Munich, Germany as a financial analyst and then as Head of International Insurance Unit within the Group Planning and Controlling Division. Mr. Terzariol started his career in the insurance business in 1996 with Generali as part of their two‑year international training program.
Mr. Terzariol brings to the Board extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including previously serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life Insurance Company of New York.
Ronald M. Clark
Director
Ronald M. Clark, age 68, joined Allianz Life's Board of Directors on January 1, 2014 and also serves as Chairman of the Nomination, Evaluation and Compensation Committee. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, Chief Operating Officer of AZOA from 1990 to 2001, and Chief Investment Officer of AZOA from 2002 to 2011. Mr. Clark retired as of December 31, 2011. Mr. Clark also serves on the Board of Directors of Allianz Life Insurance Company of New York and serves as a director and Chair of the Compensation Committee of Manitex International, Inc. Manitex is a leading provider of engineered lifting solutions, including cranes, forklifts and reach stackers.
Mr. Clark brings to the Board extensive experience in the financial services and insurance industries as well as extensive experience with investment matters. The Board also benefits from his perspective as a current and former director of other companies.
David L. Conway
Director
David L. Conway, age 68, joined Allianz Life's Board of Directors on January 1, 2014. Mr. Conway has over 40 years of experience in the insurance industry. Mr. Conway worked with Fireman's Fund Insurance Company ("FFIC") from 1970 through 2010, including serving in various executive positions. In 2004, Mr. Conway was appointed as FFIC's first Chief Risk Officer, and in 2007, he was appointed FFIC's Chief Underwriting Officer and established the role, responsibilities and authorities related to that position. Mr. Conway has also served as a director for several insurance and risk industry groups.
Mr. Conway brings to the Board extensive experience in the insurance industry as well as extensive experience in risk and underwriting. The Board also benefits from his experience with several industry councils and boards.
Udo Frank
Director
[Udo Frank, age]
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White and Gaumond, whose biographies are included above in the Board of Directors information) are as follows:
Thomas P. Burns
Senior Vice President, Chief Distribution Officer
Thomas P. Burns, age 60, joined Allianz Life in 2006 and currently serves as Senior Vice President, Chief Distribution Officer of Allianz Life, He also serves as Director and President of Allianz Life Insurance Company of New York. Mr. Burns is responsible for the development, design and implementation of Allianz Life's and Allianz Life Insurance Company of New York's sales and distribution strategies. Prior to joining Allianz Life, Mr. Burns served as Senior Vice President, Distribution of Securian from 2002 to 2006. Prior to joining Securian, Mr. Burns worked for Prudential for 24 years, from 1978 to 2002, in various managerial capacities.
Gretchen Cepek
Senior Vice President, General Counsel and Secretary
Gretchen Cepek, age 48, joined Allianz Life in 2009, and currently serves as Senior Vice President, General Counsel and Secretary. She is also Chief Legal Officer and Secretary of Allianz Life Insurance Company of New York. In this role, Ms. Cepek is responsible for the legal and compliance departments as well as government relations and the special investigations unit. Prior to her current role, Ms. Cepek served as Vice President, Legal Business Operations, Distribution and Product Development, of Allianz Life from 2009 to February 2012. Prior to joining Allianz Life, Ms. Cepek served as Counsel at Woodbury Financial Services from 2005 to 2009. Prior to joining Woodbury Financial, Ms. Cepek spent 13 years with the law firm of Querrey & Harlow, Ltd. from 1992 to 2005, where she served as a law clerk, associate attorney and then as a shareholder. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Nancy E. Jones
Senior Vice President, Chief Marketing Officer
Nancy E. Jones, age 55, joined Allianz Life in 2008, and currently serves as Senior Vice President, Chief Marketing Officer. Ms. Jones is responsible for new business strategy, product innovation, marketing, and corporate communications. Ms. Jones leads Allianz Life's product strategy and development for its annuity and life insurance product lines. Ms. Jones' team drives the Allianz Life brand through segmentation, customer experience, interactive initiatives, and advanced market insights to create strategies designed to help people reach their retirement income goals. Ms. Jones also leads Allianz Life's digital strategy and oversees public relations, internal communications, and community relations efforts. She is also responsible for the United States regional brand strategy for the United States family of Allianz SE companies. Prior to joining Allianz Life, Ms. Jones served as the Senior Vice President of Client Experience and Marketing Operations at Ameriprise Financial (formerly American Express). Prior to that, Ms. Jones held several senior roles at American Express in the traditional financial advisory business, as well as developing new direct and online businesses. Her career in the financial services industry spans more than 20 years, with roles in business strategy, product development, distribution channel management, and marketing.
Cathy A. Mahone
Senior Vice President, Chief Administrative Officer
Cathy Mahone, age 51, joined Allianz Life in 2008 and currently serves as Senior Vice President Chief Administrative Officer. Ms. Mahone is responsible for the oversight of enterprise operations, information technology, and other strategic initiatives. Previously, Ms. Mahone was Senior Vice President, Enterprise Operations, a position she held until assuming her current role in 2012. Prior to joining Allianz Life, Ms. Mahone had approximately 20 years of financial services experience with Ameriprise Financial, where she served in several leadership roles, including Vice President of the Operations Project Management Office. In her more than 20-year career with Ameriprise, Ms. Mahone held a variety of leadership positions in operations, distribution and marketing.
Ms. Mahone earned a Bachelor of Arts degree in mass communications from the University of Minnesota and a Master's degree in business communications from the University of St. Thomas. Ms. Mahone also holds her FINRA Series 7 and 24 securities registrations.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Neil H. McKay
Senior Vice President, Chief Actuary
Neil H. McKay, age 54, joined Allianz Life and Allianz Life Insurance Company of New York in 1999 and currently serves as Senior Vice President, Chief Actuary of Allianz Life, and as Chief Actuary of Allianz Life Insurance Company of New York. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life Insurance Company of New York, including the actuarial assumptions underlying their products and the rate setting associated with existing and new products. Prior to joining Allianz Life, Mr. McKay served in a variety of roles at LifeUSA Holding Company (prior to its merger with Allianz Life) from 1990 to 1999, culminating in the position of Vice President of Finance. Prior to that, Mr. McKay held the position of Assistant Product Actuary from 1984 to 1990 for Security Life of Denver, in Denver, Colorado.
Todd M. Hedtke
Senior Vice President, Chief Investment Officer
[Todd M. Hedtke, age]
Suzanne D. Zeller
Senior Vice President, Human Resources
Suzanne D. Zeller, age 62, joined Allianz Life in August 2010 and currently serves as Senior Vice President, Human Resources. In this position, Ms. Zeller is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Prior to joining Allianz Life, Ms. Zeller worked in various capacities with The Hartford Financial Services Group from 2003 to 2010, culminating in the position of Vice President of Human Resources for the international wealth management business of Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group. Prior to that, Ms. Zeller ran her own consulting practice that specialized in executive coaching, business strategy planning and leadership development. Ms. Zeller also has held senior human resources and organizational effectiveness positions at a number of insurance and reinsurance companies, including Swiss Re, Met Life, American Re and Chubb Executive Risk.
Robert DeChellis
Field Senior Vice President, Broker Dealer Distribution
Robert DeChellis, age 49, joined Allianz Life in 2006 and currently serves as Field Senior Vice President, Broker Dealer Distribution. He also serves as Field Vice President, Broker Dealer Distribution of Allianz Life Insurance Company of New York, and as President of Allianz Life Financial Services, LLC. In these positions, Mr. DeChellis is responsible for sales and distribution of Allianz Life's and Allianz Life of Insurance Company New York's products, including variable annuities, fixed indexed annuities and advisory annuities through broker-dealers and other financial institutions. Prior to joining Allianz Life, Mr. DeChellis served as Executive Vice President of the Retail Annuities Division of Travelers Life & Annuity. Prior to that, Mr. DeChellis served as Executive Vice President and national sales manager for Jackson National Life Distributors, Inc. Before joining the annuity industry, Mr. DeChellis spent 13 years in asset management, holding positions with firms such as Goldman Sachs and Lord Abbett.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board ("Executive Committee") is currently composed of Messrs. Ralph (Chair), White and Clark. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life's By-Laws. The Executive Committee did not meet in 2015.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Ralph, Clark and Conway. The Audit Committee is responsible for overseeing Allianz Life's accounting and financial reporting and control processes on behalf of the Board of Directors, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life's financial statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors (4) Allianz Life's system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2015, and acted once by unanimous written action.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The Nomination, Evaluation and Compensation Committee is currently composed of Messrs. Clark (Chair), Conway and Frank. The Nomination, Evaluation and Compensation Committee's purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be "principal officers," and (3) recommend to the Board the selection and compensation of the "principal officers." The Nomination, Evaluation and Compensation Committee met once in 2015, and acted once by unanimous written action.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board of Directors, the Board of Directors has determined that Messrs. Frank, Clark and Conway are "independent" under the Model Audit Rule.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to the Allianz Life Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
Not applicable.
EXECUTIVE COMPENSATION
[TO BE UPDATED UPON AMENDMENT]
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our "Named Executive Officers" or "NEOs." For 2015, our NEOs were:
•	Walter White, President and Chief Executive Officer
•	Giulio Terzariol, Senior Vice President, Chief Financial Officer and Treasurer
•	Thomas Burns, Senior Vice President and Chief Distribution Officer
•	Neil McKay, Senior Vice President and Chief Actuary
•	Robert DeChellis, Field Senior Vice President, Broker Dealer Distribution
The details of each NEO's compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section. Mr. Terzariol resigned his position as Senior Vice President, Chief Financial Officer and Treasurer effective December 31, 2015. He was replaced effective January 1, 2016 by Mr. Gaumond.
Executive Summary
Allianz Life's compensation programs are intended to align our NEOs' interests with those of our ultimate "stockholder." Our stockholder is Allianz SE, the parent company of the Allianz Group of Companies in North America ("Allianz NA Group"). Allianz NA Group's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee of AZOA Services Corporation, which is a subsidiary of Allianz SE. AZOA Services Corporation is tasked with establishing the executive compensation philosophy for Allianz Life and certain of its affiliates in the United States. In line with Allianz NA Group's compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of Allianz Life's annual and long-term performance goals. Our NEOs' total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz NA Group's executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to Allianz NA Group's long-term financial and operational success. To this end, Allianz NA Group has structured the executive compensation programs to foster a pay-for-performance management culture by:
•	providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz NA Group most directly competes in the marketplace;
•	setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;
•	establishing equity-based arrangements that align executives' financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and
•	structuring compensation packages and outcomes to foster internal pay equity.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

 Compensation Components
To support this pay-for-performance strategy, Allianz NA Group's total compensation program provides a mix of compensation components that bases the majority of each executive's compensation on their success and on an assessment of each executive's overall contribution to that success.
Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.
Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the AZOA Services Corporation Annual Incentive Plan ("AIP").	▪ Link compensation to annual performance results. ▪ Attract, motivate and retain high-caliber leadership. ▪ Align the interests of NEOs and our stockholder.
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the AZOA Services Corporation Long-Term Performance Unit Plan ("ALTPUP"). In the case of our Chief Executive Officer, Walter White, he is eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.
▪ Link compensation to annual and multi-year performance results. ▪ Attract, motivate and retain high-caliber leadership. ▪ Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives
Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan ("AEI") that promotes and rewards the achievement of senior executive officers. The AEI replaced the Allianz Group Equity Incentives Plan 2007 ("GEI").
▪ Attract and retain high-caliber leadership. ▪ Align the interests of NEOs and our stockholder. ▪ Provide market competitive compensation.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee's position is eliminated as a result of outsourcing, merger or other corporate transaction.
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs' 401(k) plans and may also include the payment of life insurance premiums, relocation reimbursements, reimbursements for financial planning and tax preparation services and reimbursements of spousal travel expenses.
Provide market competitive compensation.
In addition, Allianz NA Group offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for the Allianz NA Group, which includes Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer of Allianz Life, is set through the Board of Directors of AZOA Services Corporation ("ASC"). The Board of Directors of ASC has delegated the following responsibilities to the Compensation Committee:
•	In consultation with senior management, establish the general compensation philosophy and strategy of the Allianz NA Group and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to enable the Allianz NA Group to attract and retain high-quality leadership.
•	Review and recommend to the Board of Directors of ASC the establishment of, or material modification to, any executive incentive compensation plans or programs for the Allianz NA Group.
•	Review and recommend to the Board of Directors of ASC the approval of any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz NA Group employee, regardless of the employee's level or assignment within the Allianz NA Group. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.
•	Review and recommend to the Board of Directors of ASC any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of any Allianz NA Group company. This does not include special termination agreements, separation or settlement agreements negotiated in connection with and at the time of termination of an executive's employment.
•	In consultation with senior management, ensure that any Allianz NA Group plans are fiscally responsible, consistent with good management practices and in the best interest of the Allianz NA Group and our stockholder. Review and recommend to the Board of Directors of ASC the adoption of, or amendment to, any such plan.
•	Review and ratify compensation decisions.
•	Make Allianz NA Group-wide comparisons of compensation decisions and ensure adherence to Allianz NA Group standards and German regulations.
The Compensation Committee will at all times be composed of at least three directors of ASC who are appointed by the full Board of Directors of ASC. The Compensation Committee currently consists of the following directors: Jay Ralph, Walter White and Andrew Torrance(1). The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
(1)	Mr. Torrance has resigned and will be leaving his position by June 30, 2015.
Following its review and discussion, the Compensation Committee produces and submits a report on executive compensation to the Board of Directors of ASC. The report on executive compensation provides recommendations to the Board of Directors for its discussion and approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO's total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Role of Allianz Life's Human Resources
Allianz Life's Human Resources supports the Board of Directors of ASC and the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life's Human Resources' efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for, information from the Compensation Committee.
Allianz Life's Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz NA Group competes most directly for executive talent with other large diversified financial services companies, they regard it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz NA Group is providing compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys with which it participate. Allianz NA Group relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life's Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz NA Group's compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz NA Group believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz NA Group provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.
Base Salary
Allianz NA Group's philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which it believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO's career experience, the scope of the position's responsibilities and the NEO's own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz NA Group maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

NEO compensation is determined based on the achievement of specific corporate and individual performance objectives. In determining the amount of each NEO's base salary, the Compensation Committee considers the scope of their responsibilities, taking into account available competitive market compensation paid by other companies for similar positions. With respect to the base salary of our Chief Executive Officer, the Chairman of the Compensation Committee considered the Chief Executive Officer's experience, performance, and contribution to overall corporate performance when determining his base salary for 2015. Base salaries for our other NEOs for 2015 were also set by the Compensation Committee based upon each NEO's individual experience and contribution to the overall performance of Allianz NA Group, and subject to Compensation Committee reviews.
AIP
Allianz NA Group offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz NA Group.
Over the course of the year, the Compensation Committee developed a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2015 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and performance related contributions of our NEOs in achieving performance objectives.
Long-Term Incentives
The purpose of the ALTPUP is to advance the interests of the Allianz NA Group, including Allianz Life, Allianz Life of New York, and our stockholder. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of each Allianz NA Group company who contribute significantly to their company's long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash upon the redemption of the ALTPUP Units on the valuation date. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company's annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of their company.
The Compensation Committee reviewed the performance of our NEOs following the end of our 2015 fiscal year relative to the long-term equity incentive and retention awards program the Compensation Committee administers.
Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee based on a number of factors related to the performance of Allianz Life and Allianz Life of New York, and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2015.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is [    ]% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of Allianz Life and Allianz Life of New York, including the growth and operating profit and achievement of goals set by Allianz NA Group. At the end of each three-year period, the performance of the Allianz NA Group and each company thereunder are assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee.
Performance-Based Equity Incentives
AEI
The AEI is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan ("ASPP") or (b) offered by an Allianz NA Group company to selected senior employees as an additional part of their variable compensation on a case to case basis. The AEI is granted in the form of restricted stock units of Allianz SE ("RSUs"). An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, Allianz SE stock, or other consideration at the sole discretion of Allianz NA Group. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz NA Group or are pensioners. The grant at fair value cannot be greater than 165% of a participant's target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e. 300% of the grant value).
Benefit Perquisites
Allianz NA Group provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $[         ] annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2015 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this section.
Severance Arrangements
We have entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, which is described in the "Allianz Life Executive Severance Agreement" discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan. If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan.
Other than the Executive Severance Plan and the Severance Allowance Plan, which are described later in this section, our NEOs (except for Walter White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is "at will."
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, including Allianz SE stock appreciation rights (SARs) and RSUs granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. Under the FASB ASC Topic 718, the fair value of the SARs is estimated at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are the estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to the limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, valuation assumptions are reviewed at each grant date and, as a result, are likely to change the valuation assumptions used to value stock-based awards granted in future periods. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days at the grant date, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period.
Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Compensation Committee considers the income tax consequences compensation policies and procedures. In particular, the Compensation Committee considers Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO. The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the capability to take an immediate compensation expense deduction. The Board of Directors believes that the best interests of Allianz Life, Allianz Life of New York and their stockholder are served by executive compensation programs that encourage and promote their principal compensation philosophy, enhancement of stockholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, Allianz Life and Allianz Life of New York may from time to time pay compensation to its NEOs that may not be fully tax deductible, including certain bonuses and RSUs. Units granted under the ALTPUP are intended to qualify as performance-based compensation under Section 162(m) and are generally fully deductible. Allianz NA Group will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of the limitation on deductibility.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life during the years ended December 31, 2015, 2014 and 2013 to our principal executive officer, our principal financial officer and each of the three highest paid NEOs who are involved in the management and operations of Allianz Life.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2),(3)	(h)	(i)(5)	(j)
Walter White	2015	$[ ]	N/A	$[ ]	N/A	$[ ]	N/A	$[ ]	$[ ]
President and Chief	2014	$824,000		$979,530		$1,959,060		$33,701	$3,796,291
Executive Officer	2013	$800,000		$1,109,120		$2,218,240		$24,363	$4,151,723
Giulio Terzariol(4)	2015	$[ ]	N/A	$[ ]	N/A	$[ ]	N/A	$[ ]	$[ ]
Senior Vice President	2014	$500,000		$475,000		$775,000		$56,571	$1,806,571
and Chief Financial	2013	$466,000		$491,000		$770,600		$766	$1,728,366
Officer
Thomas Burns	2015	$[ ]	N/A	$[ ]	N/A	$[ ]	N/A	$[ ]	$[ ]
Senior Vice President	2014	$585,000		$485,000		$836,000		$34,498	$1,940,498
and Chief Distribution	2013	$585,000		$521,000		$872,000		$23,049	$2,001,049
Officer
Neil McKay	2015	$[ ]	N/A	$[ ]	N/A	$[ ]	N/A	$[ ]	$[ ]
Senior Vice President	2014	$490,000		$398,000		$692,000		$32,029	$1,612,029
and Chief Actuary	2013	$490,000		$445,000		$739,000		$21,885	$1,695,885
Robert DeChellis	2015	$[ ]	N/A	$[ ]	N/A	$[ ]	N/A	$[ ]	$[ ]
Field Senior Vice	2014	$400,000		$128,000		$610,000		$90,800	$1,228,800
President, Broker	2013	$400,000		$128,000		$685,000		$184,485	$1,397,485
Dealer Distribution
(1)	Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2014 for the 2013 performance year have a March 2018 exercise date, the RSUs issued in 2015 for the 2014 performance year have a March 2019 exercise date, and the RSUs issued in 2016 for the 2015 performance year have a March 2020 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days at the grant date, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.
(2)	Includes the following payments and grants made pursuant to the AIP and the ALTPUP.
Name	Year	Payments made pursuant to the AIP	Grants made pursuant to the ALTPUP
Walter White	2015	$[ ]	$[ ]
	2014	$979,530	$979,530
	2013	$1,109,120	$1,109,120
Giulio Terzariol	2015	$[ ]	$[ ]
	2014	$475,000	$300,000
	2013	$491,000	$279,600
Thomas Burns	2015	$[ ]	$[ ]
	2014	$485,000	$351,000
	2013	$521,000	$351,000
Neil McKay	2015	$[ ]	$[ ]
	2014	$398,000	$294,000
	2013	$445,000	$294,000
Robert DeChellis	2015	$[ ]	$[ ]
	2014	$470,000	$140,000
	2013	$525,000	$160,000
(3)	Walter White, as Chief Executive Officer, participates in the global Allianz SE Mid-Term Bonus Program rather than the ALTPUP.
(4)	Mr. Terzariol also participates in certain plans maintained by Allianz SE that are not part of Allianz Life's compensation program.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

(5)	The following table provides additional details regarding compensation found in the "All Other Compensation" column.
Name	Year	Spousal Travel (6)	Re-location (7)	Tax Services (8)	Milestone/ Anniversary/ Recognition (9)	Tuition (10)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Cont-ribution(11)	ESPP Imputed Income (12)	Total
Walter White	2015	$[ ]	--	--	$[ ]	--	$[ ]	$[ ]	--	--	$[ ]
	2014	$11,671	--	--	$1,375	--	$1,155	$19,500	--	--	$33,701
	2013	$4,336	--	--	--	--	$902	$19,125	--	--	$24,363
Giulio Terzariol	2015	$[ ]	--	--	$[ ]	--	$[ ]	$[ ]	--	--	$[ ]
	2014	--	$33,998	$4,210	--	--	$863	$17,500	--	--	$56,571
	2013	--	$100	--	--	--	$666	--	--	--	$766
Thomas Burns	2015	$[ ]	--	--	$[ ]	--	$[ ]	$[ ]	--	--	$[ ]
	2014	$14,408	--	--	--	--	$591	$19,500	--	--	$34,498
	2013	$3,558	--	--	--	--	$366	$19,125	--	--	$23,049
Neil McKay	2015	$[ ]	--	--	$[ ]	--	$[ ]	$[ ]	--	--	$[ ]
	2014	$4,795	--	--	--	--	$907	$19,500	--	$6,827	$32,029
	2013	--	--	--	--	--	$718	$19,125	--	$2,042	$21,885
Robert DeChellis	2015	$[ ]	--	--	$[ ]	--	$[ ]	$[ ]	--	--	$[ ]
	2014	--	$41,906	--	--	$29,250	$520	$17,500	$1,625	--	$90,800
	2013	--	$89,446	--	--	$75,423	$366	$17,500	$1,750	--	$184,485
(6)	Represents reimbursement or payments made to defray the costs of a spouse's travel.
(7)	Represents reimbursement or payments made to defray the cost of relocation expenses.
(8)	Represents reimbursements or payments made to defray the cost of tax related services.
(9)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(10)	Represents reimbursement or payments made to defray the cost of Executive MBA tuition expenses.
(11)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
(12)	Represents value of the discount associated with stock purchases in the Employee Stock Purchase Plan.
Performance-Based Incentive Compensation Plans
AEI
The AEI is designed to recognize the participant's continuous employment with the Allianz NA Group over the relevant period and shall be an incentive to continue in employment. Grants and payments under the AEI will only be made if the participant (i) is employed with the Allianz NA Group at the date of grant, (ii) remains employed with the Allianz NA Group during the vesting period of the RSU, and (iii) has not voluntarily left employment prior to retirement or been terminated for cause. The securities issuable under the AEI are RSUs.
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who are anticipated to significantly contribute to future success. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
ALTPUP
In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years. The ALTPUP incentive is in the form of ALTPUP Units, which have a target value of $[    ]. The threshold value is $[    ], and the maximum value is $[    ]. The ALTPUP consists of three-year award periods, and one-third of the ALTPUP Units pay out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the Compensation Committee in its discretion selects an earlier date.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Allianz SE Mid-Term Bonus Plan
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is [    ]% of the target amount set by the Compensation Committee. Target award amounts generally focus on company performance, including growth and operating profit and achievement of goals set by Allianz NA Group. At the end of each three-year period, the performance of the Allianz NA Group and each company thereunder are assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the Compensation Committee.
Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during the year ended December 31, 2015.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1),(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3),(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White	[ ]
RSUs (under AEI)					$[ ]	$[ ]	$[ ]
AIP Award		$[ ]	$[ ]	$[ ]
Midterm Bonus Plan		$[ ]	$[ ]	$[ ]
Giulio Terzariol	[ ]
RSUs (under AEI)					$[ ]	$[ ]	$[ ]
AIP Award		$[ ]	$[ ]	$[ ]
ALTPUP Award		$[ ]	$[ ]	$[ ]
Thomas Burns	[ ]
RSUs (under AEI)					$[ ]	$[ ]	$[ ]
AIP Award		$[ ]	$[ ]	$[ ]
ALTPUP Award		$[ ]	$[ ]	$[ ]
Neil McKay	[ ]
RSUs (under AEI)					$[ ]	$[ ]	$[ ]
AIP Award		$[ ]	$[ ]	$[ ]
ALTPUP Award		$[ ]	$[ ]	$[ ]
Robert DeChellis	[ ]
RSUs (under AEI)					$[ ]	$[ ]	$[ ]
AIP Award		$[ ]	$[ ]	$[ ]
ALTPUP Award		$[ ]	$[ ]	$[ ]
(1)	The target and maximum columns show the target award and maximum award for 2015 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2015 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive's level.
(2)	The target and maximum columns show the target award and maximum award for 2015 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary. To the extent that awards are made, the minimum amount of an award will equal at least [ ]% of the target amount as determined by the Compensation Committee. The actual 2015 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive's level.
(3)	RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See "Outstanding Equity Awards at December 31, 2015" for disclosure regarding the number of RSUs that are unvested as of December 31, 2015.
(4)	The target and maximum columns show the target award and maximum award for 2015 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2015 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Outstanding Equity Awards at December 31, 2015
The following table sets forth the outstanding equity awards at the December 31, 2015 fiscal year-end. The table shows SARs and RSUs, granted pursuant to the AEI.
	SARs					RSUs
Name	Number of Securities Underlying Unexercised SARs Exercisable	Number of Securities Underlying Unexercised SARs Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs	SAR Base Price	SAR Expiration Date	Number of RSUs That Have Not Vested	Market Value of RSUs That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(2)(3)	(h)(4)	(i)	(j)
Walter White	[ ]	N/A	N/A	N/A	[ ]			N/A	N/A
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
Giulio Terzariol	[ ]	N/A	N/A	N/A	[ ]			N/A	N/A
	[ ]				[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
Thomas Burns	[ ]	N/A	N/A	N/A	[ ]			N/A	N/A
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
Neil McKay	[ ]	N/A	N/A	N/A	[ ]			N/A	N/A
	[ ]				[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
Robert DeChellis	[ ]	N/A	N/A	N/A	[ ]			N/A	N/A
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
						[ ]	$[ ]
(1)	There is a two-year vesting period for exercisable securities underlying unexercised SARs.
(2)	Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during the years 2013, 2014 and 2015 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz NA Group or are pensioners.
(3)	For each of the NEOs, the number of RSUs listed on the first line expired [ ], the RSUs listed on the second line expire [ ], the RSUs listed on the third line expire [ ], and the RSUs listed on the fourth line expire [ ].
(4)	Based on an assumed stock price of $[ ] per share, which was the closing stock price of Allianz SE common stock on December 31, 2015, converted from Euros into U.S. dollars.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Allianz SE Option Exercises and Stock Grants Vested in 2015
The following table summarizes the value received from Allianz SE stock option exercises and stock grants vested during the year ended December 31, 2015.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Walter White	--	$[ ]	[ ]	$[ ]
Giulio Terzariol	--	$[ ]	[ ]	$[ ]
Thomas Burns	[ ]	$[ ]	[ ]	$[ ]
Neil McKay	--	$[ ]	[ ]	$[ ]
Robert DeChellis	[ ]	$[ ]	[ ]	$[ ]
(1)	Represents Allianz SE SARs that were exercised during 2015 pursuant to the GEI. Amounts realized were paid in cash.
(2)	Represents Allianz SE RSUs that were exercised during 2015 pursuant to the GEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, with an expiration date of December 31, 2018. The severance arrangements for Mr. White are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to lump sum cash payments upon separation of $[ ] in the event he is terminated without "cause" as defined in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental benefits at the employee premium rates for a period of [     ] months following termination.
The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan. If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan. The terms of each of these plans are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance allowance benefits under the Executive Severance Plan. For the year ended December 31, 2015, the NEOs eligible for severance benefits under this plan were [     ]. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated will receive a lump sum cash payment equal to one and one-half times their "annual base pay" in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances.
Severance Allowance Plan
All employees, including our NEOs, who are not eligible to receive severance benefits under the Executive Severance Plan, are subject to severance payments under the Severance Allowance Plan. For the year ended December 31, 2015, the NEO eligible for severance benefits under this plan was [     ]. The Severance Allowance Plan provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee's weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:
•	employee's position is eliminated;
•	employee's position is outsourced; or
•	employee's position is eliminated in connection with a sale or merger or other corporate transaction.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2015 and been eligible for severance payments pursuant to the Executive Severance Plan or the Severance Allowance Plan, as the case may be.
NEOs	Lump Sum Payment
Walter White	N/A(1)
Giulio Terzariol	$[ ]
Thomas Burns	$[ ]
Neil McKay	$[ ]
Robert DeChellis	$[ ]
(1)	Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan or Severance Allowance Plan. See "Allianz Life Executive Severance Agreement" for information regarding severance payments that Mr. White is eligible to receive upon termination of service.
Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2015.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jay S. Ralph(2) Chairman of the Board	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Walter White(3) President and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Giulio Terzariol(3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Thomas K. Naumann(4) Director	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Marna Whittington(5) Independent Director	$8,334	N/A	N/A	N/A	N/A	N/A	$8,334
Ronald M. Clark Independent Director	$36,250	N/A	N/A	N/A	N/A	N/A	$36,250
David L. Conway Independent Director	$36,250	N/A	N/A	N/A	N/A	N/A	$36,250
Udo Frank(5) Independent Director	$30,000	N/A	N/A	N/A	N/A	N/A	$30,000
1	Represents cash compensation provided to our independent directors for the year ended December 31, 2015.
2	Mr. Ralph did not receive any compensation for his services as a director since he is not an independent director.
3	As employee directors, Messrs. White and Terzariol do not receive any compensation for their service as directors. The compensation Messrs. White and Terzariol receive as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.
4	Mr. Naumann was a director from January 1, 2015 to December 31, 2015. He did not receive any compensation for his services as a director since he was not an independent director.
5	Ms. Whittington resigned from the Board of Directors effective April 30, 2015. She was replaced, effective May 1, 2015, by Mr. Frank.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE's principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2016, the directors and executive officers of Allianz Life held less than 1% of Allianz SE's ordinary shares issued and outstanding.
We are not aware of any arrangements that may at a later date result in a change in control of Allianz Life.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
RISKS ASSOCIATED WITH THE FINANCIAL SERVICES INDUSTRY
There are a number of risks associated with the financial services industry including the insurance industry.
Legal, Regulatory, and Tax Risks
We are heavily regulated by state insurance departments and other regulators, and changes in existing or new laws and regulations may reduce our profitability and limit our growth.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our insurance operations are subject to insurance laws and regulations, which are generally intended to protect policyholders, not our stockholders or creditors. Changes in existing insurance laws and regulations may materially affect the way in which we conduct our business and the products we offer.
State insurance laws regulate most aspects of our insurance business. We are domiciled in Minnesota and are primarily regulated by the Minnesota Department of Commerce, which regulates insurance companies in the State of Minnesota, and by the states in which we are licensed. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:
•	licensing companies and agents to transact business;
•	calculating the value of assets to determine compliance with statutory requirements;
•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;
•	establishing statutory capital and reserve requirements and solvency standards;
•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;
•	restricting the payment of dividends and other transactions between insurance subsidiaries and affiliates; and
•	regulating the types, amounts, concentrations and valuation of investments.
Our asset management operations are also subject to extensive regulation in various jurisdictions. These regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad regulatory powers. Changes to these laws and regulations may adversely affect our asset management operations. We are also subject to increasing regulation under various laws and regulations governing the solvency of insurers and other financial institutions. We are also increasingly subject to detailed and comprehensive regulations governing such matters as money laundering, "know your customer," prohibited transactions with countries or counterparties subject to sanctions, and bribery and other anti-corruption measures.
We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly and supervisory authorities around the country are assuming an increasingly active and aggressive role in interpreting and enforcing regulations governing a variety of business practices, such as the escheatment of unclaimed property, in the jurisdictions where we do business. We have been and may become in the future subject to regulatory investigations and/or examinations which, together with civil actions often following these investigations, may affect our image, brand, relations with regulators and/or results of operations. We cannot predict with any certainty the potential effects that any change in applicable laws or regulations, their interpretation or enforcement, or any enactment of new regulation or legislation in the future may have on the business, consolidated results of operations and financial condition or results of operations of our various businesses.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Our products are heavily regulated and must be approved by the individual state regulators where such products are sold. State insurance regulators and the National Association of Insurance Commissioners ("NAIC") regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, could have a material adverse effect on our financial condition and consolidated results of operations. The NAIC has announced more focused inquiries on certain matters including examination of statutory accounting disclosures for separate accounts, insurer use of captive reinsurance companies, reinsurance, and risk-based capital calculations. The NAIC continues to change and modernize its financial and solvency requirements and regulations. These changes could have a material adverse effect on our business, consolidated results of operations and financial condition.
In October 2011, the NAIC established a subgroup to study insurers' use of captives and special purpose vehicles to transfer insurance risk in relation to existing state laws and regulations, and to establish appropriate regulatory requirements to address concerns identified in the study. Additionally, in June 2013, the New York State Department of Financial Services (the "NYDFS") released a report critical of certain captive reinsurance structures and calling, in part, for other state regulators to adopt a moratorium on approving such structures pending further review by state and federal regulators. Insurance regulators in a few states, including New York and California, have imposed a moratorium on new reinsurance transactions between life insurers domiciled in those states and captive reinsurers. Allianz Life has two Missouri captive reinsurance subsidiaries. We cannot predict what actions and regulatory changes will result from the NAIC study or the NYDFS report, whether additional state insurance regulators will restrict the use of captive reinsurers or what impact such changes will have on our business, consolidated results of operations and financial condition.
In 2015, the NAIC established a variable annuity issues working group to study and address regulatory issues resulting in variable annuity captive reinsurance transactions. The working group developed a draft report that suggests numerous changes to current NAIC rules and regulations that would be designed to decrease incentives for insurers to establish variable annuity captives. This report proposes adoption of changes to current rules and regulations with an anticipated effective date in January 2017. If adopted, the changes could have a material adverse effect on our business, consolidated results of operations and financial condition.
State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities that we have currently established for these potential liabilities may not be adequate.
Recently, certain states have adopted new laws and regulations that require life insurers to search for unreported deaths. The National Conference of Insurance Legislators ("NCOIL") has adopted the Model Unclaimed Life Insurance Benefits Act (the "Unclaimed Benefits Act") and various states have enacted similar legislation. The Unclaimed Benefits Act would require the implementation of procedures imposing, among other things, the following actions: (i) comparison of accounts against a Death Database; (ii) investigation of any potential matches to confirm a death; (iii) determination whether benefits are due and attempt to locate the beneficiaries of any benefits that are due; and (iv) escheatment of the benefit to the state as unclaimed property if no beneficiary can be located. States in which we conduct business may also consider adopting similar legislation. Additionally, a NAIC working group is also developing a model unclaimed property law. We cannot predict what impact such changes could have on our business, consolidated results of operations and financial condition.
A number of treasury departments and administrators of unclaimed property have audited life insurance companies for compliance with unclaimed property laws. The audits have focused on maturities of policies or contracts, policies that have exceeded limiting age with respect to death benefits that companies should treat as unclaimed property and should escheat to the state. There is no clear basis in previously existing law for treating an unreported death as giving rise to a policy benefit that would be subject to unclaimed property procedures. A number of life insurers have entered into resolution agreements with state treasury departments in which the insurers agree to procedures imposing, among other things, the following actions: (i) comparison of accounts against a Death Database; (ii) investigation of any potential matches to confirm a death; (iii) determination whether benefits are due and attempt to locate the beneficiaries of any benefits that are due; and (iv) escheatment of the benefit to the state as unclaimed property if no beneficiary can be located. States in which we conduct business may also consider adopting similar legislation. We could become subject to a state audit regarding unclaimed property and we cannot predict what impact such an audit could have on our business, consolidated results of operations and financial condition.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Our business is subject to significant litigation risks in the various states in which we operate; changes in existing or new laws and government regulations in these states and/or an adverse outcome in any significant pending or future litigation or regulatory investigation may have an adverse effect on our business, financial condition, results of operations, reputation or image in the marketplace.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and involved in various regulatory investigations and examinations and may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. We cannot predict what certain lawsuits or regulatory investigations could have on our business, consolidated results of operations and financial condition.
Certain of these lawsuits and investigations seek significant or unspecified amounts of damages, including punitive damages, and certain of the regulatory authorities involved in these proceedings have substantial powers over the conduct and operations of our business. Due to the nature of certain of these lawsuits and investigations, we cannot make an estimate of loss or predict with any certainty the potential impact of these suits or investigations on our business, financial condition or results of operations.
Our products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability.
Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the Department of Labor and the IRS.
For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our profitability, business, consolidated results of operations and financial condition.
Laws and regulations aimed at bank and financial institutions, including the Dodd-Frank Act, could have an adverse impact on our business, financial condition and results of operations.
Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes a Federal Insurance Office ("FIO") within the U.S. Treasury Department. The FIO has authority that extends to a wide variety of lines of insurance, including life insurance and annuities. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council the designation of any insurer and its affiliates as a non-bank systemically important financial institution subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Under the so-called Volcker Rule, the Board of Governors of the Federal Reserve System could impose additional capital requirements and quantitative limits on certain trading and investment activities of a non-bank systemically important financial institution. On December 10, 2013, five U.S. financial regulators adopted a final rule implementing the Volcker Rule, which was created by Section 619 of the Dodd-Frank Act. The Volcker Rule generally prohibits "banking entities" from engaging in "proprietary trading" and making investments and conducting certain other activities with "private equity funds and hedge funds." The final rule became effective April 1, 2014; however, at the time the agencies released the final Volcker Rule, the Federal Reserve announced an extension of the conformance period for all banking entities until July 21, 2015. In response to industry questions regarding the final Volcker Rule, the five U.S. financial regulators, which included the Office of the Comptroller of the Currency ("OCC"); the Federal Reserve; the Federal Deposit Insurance Corporation ("FDIC"); the SEC and the U.S. CFTC, issued a clarifying interim final rule on January 14, 2014 that permits banking entities to retain interests in certain collateralized debt obligations ("CDO") backed by trust preferred securities if the CDO meets certain requirements.
On December 18, 2014, the Federal Reserve announced a second extension to the Volcker Rule conformance period, to give banking entities until July 21, 2016, to conform investments in and relationships with covered funds and foreign funds that were in place prior to December 31, 2013 (legacy covered funds). The Federal Reserve also announced its intention to act in the future to grant banking entities an additional one-year extension of the conformance period until July 21, 2017, to conform ownership interests in and relationships with these legacy covered funds. The Federal Reserve did not act to extend the conformance period for proprietary trading activities.
Nonbank financial companies such as Allianz Life that are not affiliates with an insured depository institution or otherwise brought within the definition of "banking entity" generally will not be subject to the Volcker Rule's prohibitions. However, the prohibitions of the Volcker Rule could impact financial markets generally, for example, through reduced liquidity in certain markets or the exiting of positions by banking entities as the end of the conformance period approaches.
Non-bank systemically important financial institutions and certain other large financial companies can be assessed under Dodd-Frank for any uncovered costs arising in connection with the resolution of a systemically important financial company and to cover the expenses of the Office of Financial Research, an agency established by Dodd-Frank to improve the quality of financial data available to policymakers and facilitate more robust and sophisticated analysis of the financial system. To date, Allianz Life has not been designated a non-bank systemically important financial institution.
On December 12, 2013, the FIO released a study required by Title V of the Dodd-Frank Act entitled "How to Modernize and Improve the System of Insurance Regulation in the United States" (the "Report"). While the Report reflects extensive study and analysis of the broader issue of the appropriate regulatory framework for insurance, it also reviews some narrower regulatory issues that are current topics of discussion. The Report does not recommend direct federal regulation of insurance, but does recommend significantly greater federal involvement in a number of areas. Some of the recommendations outlined in the Report have been implemented. President Obama has signed the National Association of Registered Agents and Brokers Reform Act into law in January 2015, which simplifies the agent and broker licensing process across state lines. The FIO has also engaged with the supervisory colleges to monitor financial stability and identify regulatory gaps for large national and internationally active insurers. We cannot predict what impact these or any other recommendations that stem from the Report could have on our business, consolidated results of operations and financial condition.
Other aspects of our operations could also be affected by the Dodd-Frank Act. For example, the Dodd-Frank Act also includes a new framework of regulation of the Over-The-Counter ("OTC") derivatives markets that requires clearing of certain types of transactions currently traded over-the-counter must be traded on swaps execution facilities. This imposes additional costs, including transaction costs, new capital and margin requirements, and additional regulation as well as changing the market structure for the trading of these types of derivatives. Increased margin requirements on our part could reduce our liquidity and narrow the range of securities in which we invest. However, increased margin requirements on counterparties could reduce our exposure to counterparties' default. We use derivatives to mitigate the impact of increased benefit exposures from annuity products we sold that offer guaranteed benefits. The derivative clearing requirements of the Dodd-Frank Act could increase the cost of such mitigation.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

In addition, the Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide) will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940. Although the full impact of such a provision can only be measured when the implementing regulations are adopted, the intent of this provision is to authorize the SEC to impose on broker-dealers fiduciary duties to their customers, similar to the duties applicable to investment advisers under existing law. FINRA has also issued a report addressing how its member firms might identify and address conflicts of interest including related to the introduction of new products and services and the compensation of associated persons. We cannot predict what impact these regulatory initiatives could have on our business, consolidated results of operations and financial condition.
The sales of insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny and/or increased regulation that causes them to de-emphasize sales of the types of products issued by our insurance companies.
In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the Financial FSB published its initial list of nine global systematically important insurers ("G-SIIs"), based on the IAIS' assessment methodology, which includes Allianz SE, our parent company. For G-SIIs which engage in activities deemed to be systemically risky, the framework of policy measures calls for imposition of additional capital (higher loss absorbency ("HLA")) requirements on those activities. On July 9, 2014, the IAIS issued a second exposure draft of the basic capital requirements ("BCR") that the FSB has directed the IAIS to develop. The BCR provides a basis for the calculation of the HLA requirements. In October 2014, the IAIS concluded the development of its initial BCR framework. Depending on the directions of domestic group wide supervisors, G-SIIs will be required to report their BCR results beginning in 2014 on a confidential basis. The BCR will continue to be revised by the IAIS once the confidential reporting period begins, and a final capital framework for G-SIIs is anticipated by 2019. In October 2015, the IAIS released the new HLA requirements that will apply to G-SIIs. HLA requirements are to be applied in 2019 to companies designated as G-SIIs in 2017. In addition, the IAIS proposes to develop a risk-based global insurance company standard by 2016 which will apply to all internationally active insurance groups, including G-SIIs, with implementation to begin in 2019 after two years of testing and refinement, and in December 2014 it published a proposed standard for public comment. The IAIS policy measures would need to be implemented by legislation or regulation in each applicable jurisdiction and the precise implications of being designated a G-SII are not yet clear; however, they could have far-reaching regulatory and competitive implications for Allianz SE and adversely impact its capital requirements, profitability, ability to provide capital/financial support for its affiliates, ability to grow through future acquisitions, ability to conduct its business and overall competitive position compared to insurance groups that are not designated G-SIIs. In November 2015, the IAIS released a public consultation document on the first step of a three-step consultation process related to requirements for non-traditional non-insurance activities and products, which focused on finalizing the analytical framework based on existing product features. All of these possibilities, if they occurred, could affect the way we conduct our business (including, for example, which products we offer) and manage our capital, and could require us to satisfy increased capital requirements, which could materially affect our business, consolidated results of operations and financial condition.
Additionally, Dodd-Frank created the Consumer Financial Protection Bureau ("CFPB"), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment and other consumer financial products and services other than what is already regulated by SEC or the U.S. Commodity Futures Trading Commission. CFPB has issued a rule to bring under its supervisory authority certain non-banks whose activities or products it determines pose risks to consumers. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. We are unable to predict the impact of these activities.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

In addition, in April 2015, the Department of Labor proposed new regulations that, if enacted, will significantly expand the definition of "investment advice" and increase the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). The department also proposed amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. If these proposals are adopted, we may find it necessary to change sales representative and/or broker compensation, limit the assistance or advice we provide to owners of our annuities, or otherwise change the manner in which we design and support sales of our annuities.
Changes in tax laws and regulations, including elimination of tax benefits for our products, may adversely affect sales of our insurance and investment advisory products, and also impact our deferred tax assets.
Changes to tax laws may affect the attractiveness of certain of our products, which currently have favorable tax treatment. From time to time, governments have considered or implemented proposals for changes in tax law that could adversely affect our products. These proposals have included proposals to levy tax on the undistributed increase in value of life insurance policies or annuities or similar proposals that affect the tax-favored status of life insurance products and annuities in certain jurisdictions as well as other changes that could adversely affect the attractiveness of our products. The enactment of these or other similar types of legislation in the various countries where we operate, including proposals in the U.S. to create or favor alternative tax-favored long-term savings vehicles, could result in a significant decrease in sales of our currently tax-favored products.
In addition, changes in tax laws or regulations or an operating performance below currently anticipated levels may lead to a significant impairment of deferred tax assets, in which case we could be obligated to write off certain tax assets. Tax assets may also need to be written down if certain assumptions of profitability prove to be incorrect, as losses incurred for longer than expected will make it more unlikely that we would be able to use our tax assets. Any such development may have a material adverse impact on our business or results of operations. We cannot predict what impact any such development could have on our business, consolidated results of operations and financial condition.
Capital, Credit and Investment Risks
The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities, fixed annuities, life insurance and other insurance businesses. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. If our primary state regulator were to take more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital and/or reserves, the effect of these more stringent positions may be that our financial condition appears to be worse than competitors who are not subject to the same stringent standards, which could have a material adverse impact on our competitiveness, results of operations and/or financial condition. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business and consolidated results of operations or financial condition.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Changes in statutory reserve or other requirements and/or the impact of adverse market conditions could result in changes to our product offerings that could negatively impact our business.
Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing, and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances have already caused us to modify and/or eliminate certain features of various products, including our fixed indexed annuity and variable annuity products, and could cause further modifications and/or the cessation of sales of certain products in the future. Modifications to products that we have made (or make in the future) may result in certain of our products being less attractive and/or competitive. This may adversely impact sales, which could negatively impact our ability to retain our sales personnel and maintain our distribution relationships. This, in turn, may negatively impact our business and our results of operations and financial condition.
Our reserves could be inadequate due to differences between our actual experience and management's estimates and assumptions.
We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs ("DAC"), which could adversely impact our earnings and/or capital.
Our investments are subject to several market risks, including interest rate risk, market price fluctuation risk and counterparty credit risk. These factors may have a material effect on the fair values of our investments.
The fair values of our investments are subject to market risks, including credit risk, interest rate risk and equity price risk.
Credit Risk. Counterparty credit risk is defined as the risk that a third party in a transaction will default on its commitments. Investment portfolios held by our insurance operations (excluding assets backing unit-linked products where the financial risk is borne by policyholders) could give rise to counterparty credit risk through the bonds and derivative products held within them. Credit risk diversification and analysis policies, particularly using credit ratings, are implemented by our investment group and monitored by our risk management group, but these policies may be inadequate or ineffective in protecting us against credit risk.
Interest Rate Risk. The fair values of our fixed maturity investments will fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases in fair values of those instruments.
Equity Price Risk. The carrying values of investments subject to equity price risk are, in almost all instances, based on quoted market prices as of the balance sheet dates. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may differ significantly from the reported market value. Fluctuation in the market price of a security may result from, among other things, perceived changes in the underlying economic characteristics of the investee, the relative price of comparable investments and general market conditions.
Losses due to defaults by financial institution counterparties and other third parties, impairment of our investment assets and unrealized losses all could negatively affect the value of our investments and reduce our profitability.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Third parties that owe us money, securities or other assets may not perform under their obligations. These parties include issuers whose securities we may hold in our investment portfolios (including mortgage-backed, asset-backed and other types of securities), borrowers under mortgages and other loans that we may hold or extend, customers, trading counterparties, counterparties under swap and other derivative contracts, other counterparties (including brokers and dealers, commercial and investment banks), other investment funds, clearing agents, exchanges, clearing houses and other financial institutions. Many of our transactions with these third parties expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to cover the full amount of the loan, derivative or other secured obligation. Also, defaults by parties with which we have no direct contractual relation, such as a default by a credit insurer that has insured bonds, structured finance products or other securities we may hold in our investment portfolios, may adversely impact the value of those securities and potentially adversely affect the financial markets more generally. These parties may default on their obligations due to bankruptcy, lack of liquidity, downturns in the economy or real estate market, operational failure or other reasons. Negative trends and investment climates in our major markets may result in an increase in investment impairments on our investment assets. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations. The default of a major market participant could disrupt the securities markets or clearance and settlement systems in our major markets, which could in turn cause market declines or volatility. A failure of a major market participant could also cause some clearance and settlement systems to assess members of that system or could lead to a chain of defaults that could adversely affect us.
Some of our investments are relatively illiquid. If we are forced to liquidate these investments, we may be unable to sell them at prices that reflect fair value.
We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.
Interest rate and credit spread volatility may adversely affect our profitability.
Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates.
During periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, and a higher percentage of insurance policies remaining in force from year-to-year, creating asset-liability duration mismatches. During a low interest rate period, our investment earnings may be lower because the interest earnings on our fixed income investments will likely have declined in parallel with market interest rates, which would also cause unrealized gains on our assets recorded at fair value under GAAP. In addition, mortgages and fixed maturity securities in our investment portfolios will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Consequently, we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolios.
Conversely, in periods of increasing interest rates, surrenders of life insurance policies and fixed annuity contracts may increase as policyholders choose to forgo insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed maturity investments at a time when market prices for those assets are depressed because of increases in interest rates. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and may decrease our net income. Premature withdrawals may also cause us to accelerate amortization of DAC, which would also reduce our net income.
Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may be inaccurate and we may be forced to liquidate investments prior to maturity at a loss in order to cover the liability. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to fully mitigate the interest rate risk of our assets relative to our liabilities.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Our exposure to credit spreads primarily relates to market variability associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. Ongoing volatility in interest rates and credit spreads, individually or in tandem with other factors such as lack of pricing transparency, market illiquidity and declines in equity prices, could have a material adverse effect on our consolidated results of operations, financial condition or cash flows through realized losses, impairments, and changes in unrealized loss positions.
Recent periods have been characterized by low interest rates, and the Federal Reserve Board has committed to keeping interest rates low until there is substantial improvement in the labor market. A prolonged period during which interest rates remain at levels lower than those anticipated may result in (1) greater costs associated with certain of our product features that guarantee death benefits or income streams for stated periods or for life, (2) higher costs for derivative instruments used to hedge certain of our product risks or (3) shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.
Our hedging and reinsurance programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate.
Certain of our products, including our fixed and variable annuity products, include guarantees of income streams for stated periods or for life. Changes in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. Our fixed indexed annuity and life insurance products include features that increase in value along with the growth in underlying indices. In the normal course of business, we seek to mitigate some of these risks through hedging programs. Growth in the underlying indices may result in an increase in reserves and a corresponding reduction in net income. We seek to mitigate these risks through the use of economic hedging and reinsurance programs. However, these programs cannot eliminate all of these risks, and no assurance can be given as to the extent to which such programs will be effective in reducing such risks.
Reinsurance. We utilize reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance and annuity products with regard to mortality, and in certain of our annuity products with regard to a portion of the enhanced guarantee features. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. Although we evaluate periodically the financial condition (including the applicable capital requirements) of our reinsurers, the inability or unwillingness of a reinsurer to meet its obligations to us (or the inability to collect under our reinsurance treaties for any other reason) could have a material adverse impact on our business, consolidated results of operations and financial condition.
We are continuing to utilize reinsurance to mitigate a portion of our risk on certain new life insurance and annuity sales. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums, or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain, or we may not be able to price new business at competitive rates.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Hedging Programs. We utilize hedging programs to mitigate a portion of the unreinsured risks we face in, among other areas, the guarantee features of our annuity products from unfavorable changes in benefit exposures due to movements in the equity markets and interest rates. In certain cases, however, we may not be able to apply these techniques to hedge these risks effectively because the derivative market(s) in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, market volatility, interest rates and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly (but not only) during periods of high market volatility, which could adversely impact consolidated results of operations and financial condition. For example, in the past, due to levels of volatility in the equity and interest rate markets above our assumptions as well as deviations between actual and assumed surrender and withdrawal rates, gains from our hedging programs did not fully offset the economic effect of the increase in the potential net benefits payable under the guarantees offered in certain of our products. If these circumstances were to reoccur in the future or if, for other reasons, results from our hedging programs in the future do not correlate with the economic effect of changes in benefit exposures to customers, we could experience economic losses which could have a material adverse impact on our business, consolidated results of operations and financial condition.
Our hedging programs do not fully hedge our statutory capital position. In addition, we may choose to hedge these risks on a basis that does not correspond to their anticipated or actual impact upon our results of operations or financial position under U.S. GAAP, which may decrease our earnings or increase the volatility of our results of operations or financial position. If the hedging instruments we use do not perform as intended, we could realize losses and have unanticipated cash needs to collateralize or settle such transactions. In addition, adverse market conditions can limit the availability and increase the costs associated with hedging instruments, and we may not be able to recover those costs in the pricing of the underlying products being hedged. Finally, hedging counterparties may fail to perform their obligations, thereby resulting in unhedged exposures and losses on positions that are not fully collateralized.
Reinsurance may not be available, affordable or adequate to protect us against losses.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance, may not be able to obtain sufficient reinsurance on acceptable terms or may not be able to obtain reinsurance coverage, which could adversely affect our ability to write future business, offer new products or enter new markets, or result in the assumption of more risk with respect to those policies we issue.
Our business is subject to fluctuations in financial markets, particularly for interest-sensitive or variable products, and our hedging programs may be inadequate to protect us.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets, including certain types of interest sensitive or variable products such as guaranteed annuities or variable annuities, which have crediting or other guaranteed rates or guaranteed minimum benefits not necessarily related to prevailing market interest rates or investment returns on underlying assets. Although we use hedging techniques to manage our exposure under certain of these guarantees, increased volatility in the financial markets, combined with unanticipated policyholder behavior, may increase the cost of these hedges and/or negatively affect our ability to hedge certain of these risks, which may adversely affect our profitability. Our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our business, consolidated results of operations and financial condition.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Poor investment performance in our variable products could adversely affect our financial condition and results of operations.
We believe that investment performance is an important factor in the growth of our fixed indexed annuity, fixed indexed universal life and variable annuity business. Poor investment performance could result in a reduction in fee income received from our variable annuity products since these products generate fees primarily related to the value of our assets under management. Poor performance also could impair our prospects for growth, because our ability to attract funds from existing and new clients might diminish and existing clients might withdraw assets from our variable products in favor of better performing products of other companies, which would result in lower revenues.
The determination of the amount of allowances and impairments taken on our investments requires use of significant management judgment in certain cases, particularly for debt instruments, and could materially impact our results of operations or financial position.
The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with each asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. In considering impairments, management considers a wide range of factors and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and the prospects for near-term recovery. For certain asset classes, particularly debt instruments, management's evaluation involves a variety of assumptions and estimates about the operations of the issuer and its future earnings potential. Management updates its evaluations regularly and reflects changes in allowances and impairments as such evaluations are revised. There can be no assurance, however, that management has accurately assessed the level of impairments taken and allowances reflected in our financial statements, and any additional impairments and/or allowances may have a material adverse effect on our business, consolidated results of operations and financial position.
A downgrade or potential downgrade in our financial strength ratings could result in a loss of business.
Claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet contract holder and policyholder obligations, are important to maintaining public confidence in our Company and our products, and the ability to market our products and our competitive position. A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have an adverse effect on our financial condition, results of operations and cash flows in several ways, including:
•	reducing new sales of insurance products, annuities and other investment products;
•	increasing our cost of capital or limiting our access to sources of capital;
•	adversely affecting our relationships with our field marketing organizations, agents and other sales specialists;
•	materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders;
•	requiring us to reduce prices or increase crediting rates for many of our products and services to remain competitive; and
•	adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.
The impairment or negative performance of other financial institutions could adversely affect our business.
We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including broker-dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. The operations of U.S. and global financial services institutions are interconnected, and a decline in the financial condition of one or more financial services institutions, or the perceived lack of creditworthiness of such financial institutions, may expose us to credit losses or defaults, limit access to liquidity or otherwise disrupt the operations of our business. While we regularly assess our exposure to different industries and counterparties, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

Many transactions with and investments in the products and securities of other financial institutions expose us to credit risk in the event of default of our counterparty. With respect to secured transactions, our credit risk may be exacerbated when the collateral we hold cannot be realized upon or is liquidated at prices insufficient to recover the full amount of the loan or derivative exposure. We also have exposure to financial institutions in the form of unsecured debt instruments, derivative transactions (including, with respect to derivatives hedging, our exposure on variable annuity contracts with guaranteed benefits), repurchase and underwriting arrangements and equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely impact our business, consolidated results of operations and financial condition.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact business or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade or other adverse impact to the reputation of other financial institutions.
Business and Operational Risks
Difficult conditions in the global capital markets and the economy could materially adversely affect our business, consolidated results of operations and financial condition.
Our business, consolidated results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. We have been affected by the financial crisis and its aftermath since 2008. While financial markets generally stabilized and performed well in 2015, a wide variety of factors continue to negatively impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of the economic recovery, the U.S. Federal Reserve's tapering of its bond buying program, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the availability and cost of credit and hedging instruments, the U.S. housing market, oil prices, inflation levels, and geopolitical issues. Given our interest rate and equity market exposure, these events have had and may in the future have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.
Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our annuity contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, consolidated results of operations and financial condition.
We use numerous assumptions to determine the appropriate level of insurance reserves and DAC and to calculate certain widely used industry measures of value, which involve a significant degree of management judgment and predictions about the future that are inherently uncertain; if these assumptions are not correct, it may have an adverse impact on our results of operations and/or performance indicators.
The establishment of insurance reserves, including the impact of minimum guarantees which are contained within certain of our variable and fixed annuity products, the adequacy test performed on the reserves for life and annuity policies and the establishment of DAC, are inherently uncertain processes involving assumptions about factors such as policyholder behavior (e.g., lapses, persistency and mortality), court decisions, changes in laws and regulations, social, economic and demographic trends, inflation, investment returns and other factors, and in the life insurance and annuity business, assumptions concerning mortality and morbidity trends. The use of different assumptions about these factors could have a material effect on our reserves and underwriting expenses as well as on our DAC. In addition, insurance reserves for minimum guarantees contained within certain of our variable and fixed annuity products may be significantly impacted by the state of the financial markets and significant declines could have a material adverse effect on our business, consolidated results of operations and financial condition.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We face competition from other insurance companies, banks and other financial institutions, which may adversely impact our market share and profitability.
There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide, including insurance, annuity and other investment products and services. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since once such products are made available to the public, they often are reproduced and offered by our competitors. In addition, this competition may adversely impact our market share and profitability.
Our ability to compete is dependent on numerous factors, including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; our crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and (with respect to variable insurance and annuity products, mutual funds and other investment products) our investment options, flexibility and investment management performance.
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of our business.
The insurance industry distributes many of its products through other financial institutions such as banks, broker-dealers and field marketing organizations. Over the last several years, there has been substantial consolidation of these financial institutions, particularly between and among banks and other financial services companies. An increase in consolidation activity with banks and other financial services companies affecting insurance distributors may create firms with even stronger competitive positions and negatively impact the industry's sales. Such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may incur losses from time to time due to these types or risks.
The failure to maintain and modernize our information systems could adversely affect our business.
Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to a higher number of customer, provider and agent disputes, may increase our litigation and regulatory exposure and may make us incur higher administrative expenses, including remediation costs.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.
We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.
Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, consolidated results of operations and financial condition.
Changes in and the adoption of accounting standards could have a material impact on our financial statements.
We prepare our financial statements in accordance with U.S. GAAP. From time to time, the Financial Accounting Standards Board ("FASB"), the SEC, and other regulators change the financial accounting and reporting standards governing the preparation of our financial statements. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the restating of prior period financial statements. The FASB and International Accounting Standards Board ("IASB") have ongoing projects to revise accounting standards for insurance contracts. The FASB has focused on disclosures for short-duration insurance contracts and on targeted improvements to accounting measurements and disclosures for long-duration insurance contracts. The IASB continues to contemplate significant changes to accounting measurements for both short and long duration insurance contracts. While the final resolution of changes to U.S. GAAP and International Financial Reporting Standards pursuant to these projects remains unclear, changes to the manner in which we account for insurance products could have a significant impact on our future financial reports, business, consolidated results of operations and financial condition. Further, the adoption of a new insurance contracts standard as well as other future accounting standards could have a material effect on our businiess, consolidated results of operations and financial condition.
Our risk management policies and procedures may not be fully effective in identifying or mitigating our risk exposure in all market environments or against all types of risk, including employee misconduct.
We have devoted significant resources to develop our risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Moreover, we are subject to the risks of errors and misconduct by our employees, such as fraud, non-compliance with policies, recommending transactions that are not suitable, and improperly using or disclosing confidential information. These risks are difficult to detect in advance and deter, and could harm our business, consolidated results of operations and financial condition.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We are also subject to the risk of nonperformance or inadequate performance of contractual obligations by third-party vendors of products and services that are used in our business as well as misconduct by our employees. Past or future misconduct by our employees or employees of our vendors could result in violations of law by us, regulatory sanctions and/or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Insurance and other traditional risk-shifting tools may be held by or available to us in order to manage certain exposures, but they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. We also review our compensation policies and practices as part of our overall risk management program, but it is possible that our compensation policies and practices could inadvertently incentivize excessive or inappropriate risk taking. If our associates take excessive or inappropriate risks, those risks could harm our reputation and have a material adverse effect on our business, consolidated results of operations and financial condition.
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business is reliant upon technology systems and networks, including systems and networks managed by third parties to process, transmit and store information and to conduct business activities and transactions with clients, distributors, vendors and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients' personal information. To date, we have not experienced any material breaches of or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business, consolidated results of operations and financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain. Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients' personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business, financial condition, or results of operations. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

The failure to protect our clients' confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations. For example, certain of the activities conducted by our businesses are subject to the privacy regulations of the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company's image and, therefore, result in lower sales or lapses of existing business.
We face intense competition in attracting and retaining key talent.
Our continued success depends to a substantial degree on our ability to attract and retain qualified people. The market for qualified talent is extremely competitive, and we may not be able to attract and retain the employees we need to sustain and grow our business and operations. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our financial condition and results of operations could be materially adversely impacted.
Third-party defaults, bankruptcy filings, legal actions and other events may limit the value of or restrict our access to cash and investments.
Capital and credit market volatility can exacerbate, and has exacerbated, the risk of third-party defaults, bankruptcy filings, foreclosures, legal actions and other events that may limit the value of or restrict our access to cash and investments.
We may have contingent liabilities from discontinued, divested and run-off businesses and may incur other off-balance sheet liabilities that could result in charges to the income statement.
We may, from time to time, retain insurance obligations and other contingent liabilities in connection with our liquidation or run-off of various businesses. Our reserves for these types of obligations and liabilities may be inadequate, which could cause us to take additional charges that could be material to our results of operations. We may also, from time to time and in the course of our business, provide guarantees and enter into derivative and other types of off-balance sheet transactions that could result in income statement charges.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution, these events could harm our business.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. These interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

We rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.
When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The total amount of the assessment is typically based on the number of insured residents in each state, and each company's portion is based on its proportionate share of premium volume in the relevant lines of business. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency. In addition, certain states allow us to offset future assessments with premium tax offsets which are estimated and recorded as a corresponding asset. Existing liabilities may not be sufficient to fund the ultimate obligations of a historical insolvency, and we may be required to increase our liability, which could have an adverse effect on our results of operations. In addition, future premium tax offsets may not be realized and we may be required to decrease our assets, which could also have an adverse effect on our business, consolidated results of operations and financial condition.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our financial condition and results of operations.
The occurrence of natural disasters and catastrophes, including acts of terrorism, pandemics, industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our financial condition or results of operations particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.

15.	FINANCIAL STATEMENTS

The financial statements of Allianz Life Variable Account B as of and for the year or period ended December 31, 2015 (including the statements of changes in net assets for each of the years or periods in the two year period then ended and the financial highlights for each of the periods presented), are included in Part C of the Registration Statement filed with the SEC on Form N-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, are included in Appendix D of this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
                                                                                                                          Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

16.	PRIVACY NOTICE

2016
Your privacy is a high priority for Allianz ("we" or "our"). Our pledge to protect your privacy is reflected in our Privacy Notice. This notice outlines our principles for collecting, using and protecting information that we maintain about you.
This notice applies to Allianz and its affiliated companies listed at the end of this notice. The law allows us to share your information among our affiliates. The law does not allow you to prevent these disclosures.
Information about you that Allianz collects
We collect information about you so that we can process the insurance transactions you request. We limit the amount of your information collected to what we feel is needed to maintain your account. We may collect your information from the following sources:
•	From you, either directly or through your agent. This may include information on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, social security number, address and telephone number.
•	From others, through the process of handling a claim. This may include information from medical or accident reports.
•	From your doctor or during a home visit by a health assessment professional. This may include medical information about you gathered with your written authorization.
•	From your relationship with us, such as the number of years you have been a customer or the types of insurance products you purchased.
•	From a consumer reporting agency such as a medical, credit, or motor vehicle report. The information in these reports may be kept by the agency and shared with others.
Information about you that Allianz shares
We do not share information about current or former customers with anyone, except as allowed by law. "Allowed by law" means that we may share your information, such as your name, address, and policy information, as follows:
•	With affiliates and other third parties in order to administer or service your policy.
•	With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to determine eligibility for coverage or to process your requested transactions.
•	With your insurance agent so that they can perform services for you.
•	With medical professionals in order to process your claim.
•	With a state Department of Insurance in order to examine our records or business practices.
•	With state or federal law enforcement agency, as required by law or to report suspected fraud activities.
•	With research groups to conduct studies on claims results. No individual is identified in any study or report.
We advise the vendors with whom we legally share your information of our privacy policy. We make every effort to use vendors whose privacy policy reflects our own.
Allianz does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain an "opt-in election," an "opt-out election" or an authorization from you.
Allianz policies and practices regarding security of your information
We limit access to your information to those employees, affiliates, and service providers who need it to administer or service your policy.  We use computer hardware and software tools to maintain physical and electronic safeguards. These safeguards comply with applicable federal and state regulations. We use state of the art technology to secure our websites and protect the information that may be shared over these sites. We restrict access to information about you to those employees who need the information to service your policy.
If you visit one of our websites, we may use "cookies" (small text files sent from our site to your hard drive). These cookies help us to recognize repeat visitors and allow easy access to and use of the site. We do not use cookies to gather your information. The cookies only enable you to use our website more easily.
Your ability to access and correct your information
You have the right to access and obtain a copy of your information.  You may write to us and also ask for a record of any disclosure of your medical information made within the last three (3) years. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding.
Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

If you wish to review your information, please write us at the address above. Provide your full name, address and policy number(s). For your protection, please have your request notarized.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information.  If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, notify us in writing at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so that you can contact them directly.
Montana residents: You may write to us and also ask for a record of any disclosure of your medical information made within the last three years.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to introducing any changes. This Privacy Notice is also displayed on our website at www.allianzlife.com.
For more information or if you have questions
If you have any questions or concerns about our privacy policies or procedures, please call the Corporate Compliance Privacy Office at 800.328.5600, write us at the following address or contact us via the secured website.
Allianz Life Insurance Company of North America 5701 Golden Hills Drive Minneapolis, MN 55416-1297 800.328.5600 www.allianzlife.com
Allianz and its affiliated companies:
•  Allianz Life Insurance Company of North America
•  Allianz Life Insurance Company of New York
•  Allianz Investment Management LLC
•  Allianz Life Financial Services, LLC
•  Questar Asset Management, Inc.
•  Questar Capital Corporation

M40018 (R-9/2015)

17.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION (SAI)

Allianz Life as Custodian…………………………	2	Income Tax Withholding…………………….………………..	8
Legal Opinions…………………………………..	2	Multiple Contracts…………………………………………….	9
Distributor……………………………………….	2	Partial 1035 Exchanges………………………………………	9
Federal Tax Status………………………………	2	Assignments, Pledges and Gratuitous Transfers………….	9
Annuity Contracts in General…………………	3	Death Benefits…………………………………………………	9
Taxation of Annuities in General……………	3	Spousal Continuation and the Federal Defense of
Qualified Contracts……………………………	3	Marriage Act (DOMA)……………………………………	9
Purchasing a Qualified Contract……………	5	Federal Estate Taxes…………………………………………	10
Distributions-Qualified Contracts……………	5	Generation-Skipping Transfer Tax………………………….	10
Distributions-Non-Qualified Contracts………	7	Foreign Tax Credits…………………………………………..	10
Required Distributions…………………………	7	Possible Tax Law Changes………………………………….	10
Diversification………………………………….	8	Annuity Payments……………………………………………..	10
Owner Control………………………………….	8	Annuity Payment Options……………………………………	10
Contracts Owned by Non-Individuals………	8	Appendix – Death of the Owner and/or Annuitant………	11
Annuity Purchases by Nonresident Aliens and
Foreign Corporations………………………	8

Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

APPENDIX A – BUFFERS AND INITIAL AND RENEWAL DPSCs AND CAPS

This information regarding the Buffers, and initial and renewal DPSCs and Caps is for historical purposes only; it is not a representation as to future Buffers, DPSCs or Caps. DPSCs and Caps may change frequently, and may vary substantially based on market conditions.
NOTE: The Index Guard Strategy and EURO STOXX 50® were not available before August 24, 2015.

INDEX PROTECTION STRATEGY [TO BE UPDATED UPON AMENDMENT]
For the currently available Index Option, the following are the initial DPSCs (offered to newly issued Contracts) and renewal DPSCs (offered to previously issued Contracts ("inforce Contracts") on their first and second Index Anniversaries) from September 16, 2013, the date the Contracts were first issued, to April 4, 2016.
S&P 500® Index
Beginning Index Effective Date	09/16/2013	10/01/2013	11/05/2013	12/03/2013	01/07/2014	02/04/2014	03/04/2014	04/01/2014
Ending Index Effective Date	09/30/2013	11/04/2013	12/02/2013	01/06/2014	02/03/2014	03/03/2014	03/31/2014	05/05/2014
Initial DPSC	4.00%	4.50%	4.50%	4.00%	4.00%	4.00%	4.00%	4.00%
1st Anniversary Renewal	4.00%	3.75%	3.75%	3.75%	3.75%	3.75%	3.50%	3.50%
2nd Anniversary Renewal	3.75%	3.75%	3.75%	3.50%	3.50%	[ ]%	[ ]%	NA

Beginning Index Effective Date	05/06/2014	06/03/2014	07/01/2014	08/05/2014	09/02/2014	10/07/2014	11/04/2014	12/02/2014
Ending Index Effective Date	06/02/2014	06/30/2014	08/04/2014	09/01/2014	10/06/2014	11/03/2014	12/01/2014	01/05/2015
Initial DPSC	4.00%	4.00%	4.00%	4.00%	4.00%	3.75%	3.75%	3.75%
1st Anniversary Renewal	3.50%	3.50%	3.50%	3.50%	3.75%	3.75%	3.75%	3.50%

Beginning Index Effective Date	01/06/2015	02/03/2015	03/03/2015	04/07/2015	05/05/2015	06/02/2015	07/07/2015	08/04/2015
Ending Index Effective Date	02/02/2015	03/02/2015	04/06/2015	05/04/2015	06/01/2015	07/06/2015	08/03/2015	08/31/2015
Initial DPSC	3.75%	3.75%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%
1st Anniversary Renewal	3.50%	[ ]%	[ ]%	NA	NA	NA	NA	NA

Beginning Index Effective Date	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial DPSC	3.75%	3.75%	3.75%	3.50%	3.50%	[ ]%	[ ]%
INDEX PERFORMANCE STRATEGY
For the currently available Indices, the following are the initial Caps (offered to newly issued Contracts) and renewal Caps (offered to inforce Contracts on their first and second Index Anniversaries) from September 16, 2013, the date the Contracts were first issued, through April 4, 2016.
S&P 500® Index
Beginning Index Effective Date	09/16/2013	10/01/2013	11/05/2013	12/03/2013	01/07/2014	02/04/2014	03/04/2014	04/01/2014
Ending Index Effective Date	09/30/2013	11/04/2013	12/02/2013	01/06/2014	02/03/2014	03/03/2014	03/31/2014	05/05/2014
Initial Cap	13.00%	14.00%	14.00%	13.00%	13.00%	12.75%	12.75%	12.75%
1st Anniversary Renewal	12.75%	12.50%	13.50%	12.75%	11.75%	12.00%	11.75%	11.00%
2nd Anniversary Renewal	10.50%	13.50%	15.50%	13.50%	12.50%	[ ]%	[ ]%	NA

Beginning Index Effective Date	05/06/2014	06/03/2014	07/01/2014	08/05/2014	09/02/2014	10/07/2014	11/04/2014	12/02/2014
Ending Index Effective Date	06/02/2014	06/30/2014	08/04/2014	09/01/2014	10/06/2014	11/03/2014	12/01/2014	01/05/2015
Initial Cap	13.00%	13.00%	13.00%	12.75%	12.75%	12.50%	13.50%	12.75%
1st Anniversary Renewal	11.00%	10.75%	10.50%	10.75%	10.50%	13.50%	15.50%	13.50%

Beginning Index Effective Date	01/06/2015	02/03/2015	03/03/2015	04/07/2015	05/05/2015	06/02/2015	07/07/2015	08/04/2015
Ending Index Effective Date	02/02/2015	03/02/2015	04/06/2015	05/04/2015	06/01/2015	07/06/2015	08/03/2015	08/31/2015
Initial Cap	11.75%	12.00%	11.75%	11.00%	11.00%	10.75%	10.50%	10.75%
1st Anniversary Renewal	12.50%	[ ]%	[ ]%	NA	NA	NA	NA	NA

Beginning Index Effective Date	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	10.50%	13.50%	15.50%	13.50%	12.50%	[ ]%	[ ]%
During the periods shown above, the Buffer for the Index Performance Strategy with the S&P 500® Index was 10.00% on all newly issued Contracts.
Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix A

Russell 2000® Index
Beginning Index Effective Date	09/16/2013	10/01/2013	11/05/2013	12/03/2013	01/07/2014	02/04/2014	03/04/2014	04/01/2014
Ending Index Effective Date	09/30/2013	11/04/2013	12/02/2013	01/06/2014	02/03/2014	03/03/2014	03/31/2014	05/05/2014
Initial Cap	14.00%	16.00%	16.00%	14.00%	14.00%	13.50%	13.50%	13.50%
1st Anniversary Renewal	15.00%	14.75%	15.75%	15.00%	14.00%	14.25%	14.25%	13.25%
2nd Anniversary Renewal	13.75%	16.25%	17.50%	15.50%	15.25%	[ ]%	[ ]%	NA

Beginning Index Effective Date	05/06/2014	06/03/2014	07/01/2014	08/05/2014	09/02/2014	10/07/2014	11/04/2014	12/02/2014
Ending Index Effective Date	06/02/2014	06/30/2014	08/04/2014	09/01/2014	10/06/2014	11/03/2014	12/01/2014	01/05/2015
Initial Cap	15.00%	15.00%	15.00%	15.00%	15.00%	14.75%	15.75%	15.00%
1st Anniversary Renewal	13.25%	14.50%	14.25%	13.50%	13.75%	16.25%	17.50%	15.50%

Beginning Index Effective Date	01/06/2015	02/03/2015	03/03/2015	04/07/2015	05/05/2015	06/02/2015	07/07/2015	08/04/2015
Ending Index Effective Date	02/02/2015	03/02/2015	04/06/2015	05/04/2015	06/01/2015	07/06/2015	08/03/2015	08/31/2015
Initial Cap	14.00%	14.25%	14.25%	13.25%	13.25%	14.50%	14.25%	13.50%
1st Anniversary Renewal	15.25%	[ ]%	[ ]%	NA	NA	NA	NA	NA

Beginning Index Effective Date	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	13.75%	16.25%	17.50%	15.50%	15.25%	[ ]%	[ ]%
During the periods shown above, the Buffer for the Index Performance Strategy with the Russell 2000® Index was 10.00% on all newly issued Contracts.
Nasdaq 100® Index
Beginning Index Effective Date	09/16/2013	10/01/2013	11/05/2013	12/03/2013	01/07/2014	02/04/2014	03/04/2014	04/01/2014
Ending Index Effective Date	09/30/2013	11/04/2013	12/02/2013	01/06/2014	02/03/2014	03/03/2014	03/31/2014	05/05/2014
Initial Cap	11.00%	13.00%	13.00%	12.50%	12.50%	12.25%	12.25%	12.25%
1st Anniversary Renewal	12.25%	12.00%	13.00%	12.25%	11.25%	11.50%	11.50%	10.75%
2nd Anniversary Renewal	9.75%	13.75%	15.25%	12.75%	12.00%	[ ]%	[ ]%	NA

Beginning Index Effective Date	05/06/2014	06/03/2014	07/01/2014	08/05/2014	09/02/2014	10/07/2014	11/04/2014	12/02/2014
Ending Index Effective Date	06/02/2014	06/30/2014	08/04/2014	09/01/2014	10/06/2014	11/03/2014	12/01/2014	01/05/2015
Initial Cap	12.25%	12.25%	12.25%	11.75%	12.25%	12.00%	13.00%	12.25%
1st Anniversary Renewal	10.75%	10.50%	10.00%	10.25%	9.75%	13.75%	15.25%	12.75%

Beginning Index Effective Date	01/06/2015	02/03/2015	03/03/2015	04/07/2015	05/05/2015	06/02/2015	07/07/2015	08/04/2015
Ending Index Effective Date	02/02/2015	03/02/2015	04/06/2015	05/04/2015	06/01/2015	07/06/2015	08/03/2015	08/31/2015
Initial Cap	11.25%	11.50%	11.50%	10.75%	10.75%	10.50%	10.00%	10.25%
1st Anniversary Renewal	12.00%	[ ]%	[ ]%	NA	NA	NA	NA	NA

Beginning Index Effective Date	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	9.75%	13.75%	15.25%	12.75%	12.00%	[ ]%	[ ]%
During the periods shown above, the Buffer for the Index Performance Strategy with the Nasdaq 100® Index was 10.00% on all newly issued Contracts.
EURO STOXX 50®
Beginning Index Effective Date	08/24/2015	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	08/31/2015	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	13.50%	13.75%	16.25%	17.50%	15.50%	15.25%	[ ]%	[ ]%
During the periods shown above, the Buffer for the Index Performance Strategy with the EURO STOXX 50® was 10.00% on all newly issued Contracts.
Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix A

INDEX GUARD STRATEGY
For the currently available Indices, the following are the initial Caps (offered to newly issued Contracts) from August 24, 2015, the date the Index Guard Strategy was first available, through April 4, 2016.
S&P 500® Index
Beginning Index Effective Date	08/24/2015	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	08/31/2015	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	10.25%	10.25%	10.00%	9.50%	10.00%	9.50%	[ ]%	[ ]%
During the periods shown above, the Floor for the Index Guard Strategy with the S&P 500® Index was -10.00% on all newly issued Contracts.
Russell 2000® Index
Beginning Index Effective Date	08/24/2015	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	08/31/2015	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	10.00%	9.75%	9.75%	9.75%	9.75%	10.25%	[ ]%	[ ]%
During the periods shown above, the Floor for the Index Guard Strategy with the Russell 2000® Index was -10.00% on all newly issued Contracts.
Nasdaq 100® Index
Beginning Index Effective Date	08/24/2015	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	08/31/2015	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	9.00%	9.25%	9.25%	9.50%	9.25%	9.00%	[ ]%	[ ]%
During the periods shown above, the Floor for the Index Guard Strategy with the Nasdaq 100® Index was -10.00% on all newly issued Contracts.
EURO STOXX 50®
Beginning Index Effective Date	08/24/2015	09/01/2015	10/06/2015	11/03/2015	12/01/2015	01/05/2016	02/02/2016	03/01/2016
Ending Index Effective Date	08/31/2015	10/05/2015	11/02/2015	11/30/2015	01/04/2016	02/01/2016	02/29/2016	04/04/2016
Initial Cap	10.25%	10.25%	10.00%	9.75%	10.00%	10.25%	[ ]%	[ ]%
During the periods shown above, the Floor for the Index Guard Strategy with the EURO STOXX 50® was -10.00% on all newly issued Contracts.

Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix A

APPENDIX B – AVAILABLE INDICES

STANDARD & POOR'S 500 INDEX
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("S&P"). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. This trademark has been sublicensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz"). The S&P 500® Index ("the Index") is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices' only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix B

RUSSELL 2000® INDEX
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.
Allianz products are not sponsored, endorsed, sold or promoted by Frank Russell Company (""Russell""). Russell makes no representation or warranty, express or implied, to the owners of Allianz products or any member of the public regarding the advisability of investing in securities generally or in Allianz products particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell's only relationship to Allianz Life Insurance Company of North America ("Allianz") is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Allianz or Allianz products. Russell is not responsible for and has not reviewed the Allianz products nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of Allianz products.
RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ALLIANZ, INVESTORS, OWNERS OF ALLIANZ PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
NASDAQ-100® INDEX
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization. Allianz products are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, Allianz products. The Corporations make no representation or warranty, express or implied to the owners of Allianz products or any member of the public regarding the advisability of investing in securities generally or in Allianz products particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America ("Licensee") is in the licensing of the NASDAQ®, NASDAQ OMX®, NASDAQ-100®, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or Allianz products. NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of Allianz products into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of Allianz products to be issued or in the determination or calculation of the equation by which Allianz products are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Allianz products.
Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix B

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF ALLIANZ PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EURO STOXX 50®
The EURO STOXX 50®, Europe's leading Blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. STOXX has no relationship to Allianz Life Insurance Company of North America ("Allianz"), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX does not:  sponsor, endorse, sell or promote Allianz products, recommend that any person invest in Allianz products or any other securities, have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products, have any responsibility or liability for the administration, management or marketing of Allianz products, consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX will not have any liability in connection with Allianz products. Specifically, STOXX does not make any warranties, express or implied and disclaims any and all warranties about:  the results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50®; the accuracy or completeness of the EURO STOXX 50 and its data; the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® and its data; STOXX has no liability for any errors, omissions or interruptions in the EURO STOXX 50® or its data; under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX knows that they might occur.
The licensing agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.

Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix B

APPENDIX C – DAILY ADJUSTMENT

We designed the Daily Adjustment to provide an Index Option Value for the Index Performance Strategy and Index Guard Strategy Index Options on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer, or down to the Floor. The application of the Daily Adjustment is based on your agreement to be exposed to these Index Anniversary gains subject to the Cap and either losses greater than the Buffer, or down to the Floor. The Daily Adjustment in essence is a proxy for the performance of the Index Performance Strategy and Index Guard Strategy accomplished by investing a portion of the Index Option Value in a set of options and the remaining balance in an interest bearing asset.
The Daily Adjustment has two components, the change in Proxy Value and accumulated proxy interest, both multiplied by the Index Option Base. The change in Proxy Value represents the current market value of the Proxy Investment ("current Proxy Value"), less the cost of the Proxy Investment at the beginning of the Index Year ("beginning Proxy Value"). The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The proxy interest may be significantly different from current interest rates available on interest bearing investments. The change in Proxy Value and the proxy interest estimates the present value of positive or negative Performance Credits on the next Index Anniversary. You should note that even if your selected Index(s) experience positive growth, their Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates.
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = (a) change in Proxy Value plus (b) proxy interest
(a)        change in Proxy Value = (current Proxy Value – beginning Proxy Value) x Index Option Base
(b)        proxy interest = proxy interest rate x (1 - time remaining) x Index Option Base proxy interest rate = beginning Proxy Value
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year. The time remaining is equal to the number of days remaining in the Index Year divided by 365.
The Proxy Value is calculated differently in the Index Performance Strategy compared to the Index Guard Strategy. In the Index Performance Strategy, the Proxy Value tracks three hypothetical derivative investments (call and put options), and in the Index Guard Strategy the Proxy Value tracks four hypothetical call and put options. We designed the Proxy Value to mimic the market value of your allocation to an Index Option. We calculate a Proxy Value for each of your selected Index Performance Strategy and Index Guard Strategy Index Options.
The Proxy Value for the Index Performance Strategy has three components:
•	an at-the-money call;
•	an out-of-the-money call; and
•	an out-of-the-money put.
An Index Performance Strategy Index Option Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
The Proxy Value for the Index Guard Strategy has four components:
•	an at-the-money call;
•	an at-the-money put;
•	an out-of-the-money call; and
•	an out-of-the-money put.
An Index Guard Strategy Index Option Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)
Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix C

We designed the two call options to value the potential for Index gains up to the Cap. We designed the out-of-the-money put option to value the potential for Index losses greater than the Buffer for the Index Performance Strategy. It is important to note that the out-of-the-money put option will almost always reduce the Daily Adjustment, even when the current Index value is higher than it was at the beginning of the Index Year for the Index Performance Strategy. This is because the risk that the Index value could be lower on the next Index Anniversary is present to some extent whether or not the Index value is lower than it was at the beginning of the Index Year. Similarly, we designed the at-the-money put option to value the potential for Index losses, but add back the out-of-money put option to mimic the protection of the Floor for the Index Guard Strategy. It is important to note that the at-the-money put option will almost always reduce the Daily Adjustment, even when the current Index value is higher than it was at the beginning of the Index Year. It is also important to note that the out-of-money put option will almost always reduce, and never exceed, the negative impact of the at-the-money put option for the Index Guard Strategy.
On the Index Anniversary, the current Proxy Value for an Index Option is equal to its Performance Credit as discussed in section 7, Index Options – Determining the Index Option Values for the Index Performance Strategy and Index Guard Strategy.
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197.

APPENDIX D – SELECTED FINANCIAL DATA AND CONSOLIDATED FINANCIAL STATEMENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2015)
The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in "Risk Factors" and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See "Forward-Looking Statements."
[TO BE UPDATED UPON AMENDMENT]
CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
The following consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, are included in this Appendix in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.
[TO BE UPDATED UPON AMENDMENT]

Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016
Appendix D

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the SAI at the SEC's Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.
The SEC also maintains a website (www.sec.gov). The prospectus, the SAI and other information about the Contract are available on the EDGAR database on the SEC's website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:
Public Reference Section of the Commission
100 F Street, NE
Washington, DC 20549
OUR SERVICE CENTER
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW5989	P.O. Box 561
P.O. Box 1450	Minneapolis, MN 55440-0561
Minneapolis, MN 55485-5989

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW5989	5701 Golden Hills Drive
1801 Parkview Drive	Golden Valley, MN 55416-1297
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2015, all dealers that effect transactions in these securities may be required to deliver a prospectus.

Allianz Index Advantage® Variable Annuity Prospectus – April 25, 2016

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 40,920
--------------
Estimated Printing and Filing Costs:	$ 30,000
--------------
Estimated Accounting Fees:	$ 75,000
---------------
Estimated Legal Fees:	$ 175,000
---------------
Estimated Miscellaneous Fees:	$ N/A
---------------

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
        NOT APPLICABLE.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits.
1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

    2.               Not applicable
3. (a)	Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
(b)	Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

4.(a)
Individual Variable Annuity Contract-L40538 incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(b)
Contract Schedule Page S40877-01, incorporated by reference as Exhibit 4(b) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014. Contract Schedule Pages-S40875, S40876, S40877 incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(c)
Application for Ind. Var. Annuity Contract-F40538-02 (5/2015), filed on April 20, 2015 as Exhibit 4© to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.. Application for Ind. Var. Annuity Contract-F40538 incorporated by reference as Exhibit 4(c) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(d)
Index Performance Strategy Crediting Rider-S40878 incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(e)
Index Protection Strategy Crediting Rider-S40879 incorporated by reference as Exhibit 4(e) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(f)
Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(g)
Index Guard Strategy Rider-S40889, incorporated by reference as Exhibit 4(g) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

    5.               Opinion re Legality - not applicable
    8.               Opinion re Tax Matters - not applicable
    9.               Not applicable
   10.               Material Contracts – not applicable
   11.               Not applicable
   12.               Not applicable
   15.               Not applicable
   16.               Not applicable
   21.               Not applicable.
   23.     (a)**  Consent of Independent Registered Public Accounting Firm – KPMG, to be filed by amendment.
  (b)**  Consent of Counsel, to be filed by amendment.
24.	(a)	Powers of Attorney, filed on January 3, 2013 as Exhibit 24(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
(b)	Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
(c)	Powers of Attorney for Ronald M. Clark and David L. Conway, filed on January 10, 2014 as Exhibit 24(c) to Registrant's Post-Effective Amendment No. 1 to Form S-1 (File No. 333-185864), is incorporated by reference.
            (d)     Form of Board Resolution of the Board of Directors of Allianz Life Insurance Company of North America, effective April 14, 2014, filed on April 14, 2014 as Exhibit 24(d) to Registrant's Post-Effective Amendment No. 2 to Form S-1 (File No. 333-185864), is incorporated by reference.
(e)	Powers of Attorney for Jay S. Ralph and Thomas K. Naumann, filed on April 20, 2015 as Exhibit 24(e) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
(f)*   Powers of Attorney for Udo Frank and William E. Gaumond, filed herewith.
   25.                Not applicable
   26.                Not applicable
99.	(a)	Alternative Minimum Value Exhibit, version 1, incorporated by reference as Exhibit 99(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013. Alternative Minimum Value Exhibit, version 2, filed on April 20, 2015 as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
(b)	Appendix B Exhibit – Daily Adjustment Calculation, filed on April 20, 2015 as Exhibit 99(b) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.

(c)	Risk Factors Exhibit, filed on April 14, 2014 as Exhibit 99(c) to Registrant's Post-Effective Amendment No. 2 to Registrant's Form S-1 (File No. 333-185864), is incorporated by reference.
[2016 XBRL Exhibits to be filed by Amendment]
101.INS    XBRL Instance Document, filed on April 20, 2015 as Exhibit 101.INS to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
101.SCH  XBRL Taxonomy Extension Schema Document filed on April 20, 2015 as Exhibit 101.SCH to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
101.CAL  XBRL Taxonomy Extension Calculation Linkbase filed on April 20, 2015 as Exhibit 101.CAL to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
101.DEF  XBRL Taxonomy Extension Definition Linkbase filed on April 20, 2015 as Exhibit 101.DEF to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
101.LAB  XBRL Taxonomy Extension Labels Linkbase filed on April 20, 2015 as Exhibit 101.LAB to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
101.PRE  XBRL Taxonomy Extension Presentation Linkbase filed on April 20, 2015 as Exhibit 101.PRE to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
   *  Filed herewith
  ** To be filed by Amendment

[Financial Statements as of 12/31/2015 to be filed by Amendment]
(b) Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 8th day of January, 2016.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /S/ Walter R. White*
       Walter R. White
       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 8, 2016.

Signature	Title
Jay S. Ralph(3)	Director and Chairman of the Board
Walter R. White(1)	Director, President & Chief Executive Officer
Giulio Terzariol(1)	Director
Ronald M. Clark(2)	Director
David L. Conway(2)	Director
Udo Frank(4)	Director
William E. Gaumond(4)	Director, Senior Vice President, Chief Financial Officer and Treasurer

     (1) By Powers of Attorney, filed on January 3, 2013 as Exhibit 24(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
     (2) By Powers of Attorney filed on January 10, 2014 as Exhibit 24(c) to Registrant's Post-Effective Amendment No. 1 to Form S-1 (File No. 333-185864), is incorporated by reference.
     (3) By Powers of Attorney filed on April 20, 2015 as Exhibit 24(e) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
     (4) By Powers of Attorney, filed herewith.

     BY: /s/ Erik T. Nelson
           Erik T. Nelson
           Senior Counsel

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
24(f)	Powers of Attorney